                                                              EXHIBIT 2.01
--------------------------------------------------------------------------------



                             _____________________

                           STOCK PURCHASE AGREEMENT

                             _____________________


                          dated as of March 31, 1999

                                    between

                            THE CENTRIS GROUP, INC.

                                      and

                      FOLKSAMERICA HOLDING COMPANY, INC.


--------------------------------------------------------------------------------

                               TABLE OF CONTENTS

                                                                                                          Page
ARTICLE I   DEFINITIONS..................................................................................   1
               SECTION 1.01.  Certain Defined Terms......................................................   1

ARTICLE II  PURCHASE AND SALE OF SHARES..................................................................   8
               SECTION 2.01.  Purchase of Shares.........................................................   8
               SECTION 2.02.  Purchase Price.............................................................   9
               SECTION 2.03.  Closing....................................................................  13
               SECTION 2.04.  Payment of Principal and Interest on the Closing Note......................  13

ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE SELLER.................................................  14
               SECTION 3.01.  Incorporation and Authority of the Seller..................................  14
               SECTION 3.02.  Incorporation and Qualification of the Company.............................  15
               SECTION 3.03.  Capital Stock of the Company...............................................  15
               SECTION 3.04.  Subsidiaries...............................................................  16
               SECTION 3.05.  No Conflict................................................................  17
               SECTION 3.06.  Consents and Approvals.....................................................  17
               SECTION 3.07.  Financial Information......................................................  18
               SECTION 3.08.  Absence of Undisclosed Liabilities.........................................  18
               SECTION 3.09.  Investments................................................................  19
               SECTION 3.10.  Certain Events.............................................................  20
               SECTION 3.11.  Insurance Reserve..........................................................  22
               SECTION 3.12.  Judgments, Decrees and Orders..............................................  22
               SECTION 3.13.  Litigation.................................................................  23
               SECTION 3.14.  Compliance with Laws.......................................................  23
               SECTION 3.15.  Environmental, Health and Safety Compliance................................  23

                                      (i)

               SECTION 3.16.  Licenses and Permits.......................................................  24
               SECTION 3.17.  Intellectual Property Rights...............................................  25
               SECTION 3.18.  Property...................................................................  26
               SECTION 3.19.  Insurance..................................................................  27
               SECTION 3.20.  Relationships with Affiliates, Officers, Directors and Interested Parties..  27
               SECTION 3.21.  Assumed and Ceded Reinsurance Agreements...................................  27
               SECTION 3.22.  Other Contracts............................................................  29
               SECTION 3.23.  Employee Benefit Matters...................................................  31
               SECTION 3.24.  Labor Matters..............................................................  34
               SECTION 3.25.  Taxes......................................................................  34
               SECTION 3.26.  Agents.....................................................................  37
               SECTION 3.27.  Accounts with Financial Institutions.......................................  37
               SECTION 3.28.  Minute Books; Stock Books; Officers and Directors..........................  38
               SECTION 3.29.  Continuing Business Relationships..........................................  38
               SECTION 3.30.  Year 2000..................................................................  38
               SECTION 3.31.  Brokers....................................................................  38
               SECTION 3.32.  Disclosure.................................................................  38

ARTICLE IV  REPRESENTATIONS AND WARRANTIES OF THE PURCHASER..............................................  39
               SECTION 4.01.  Incorporation and Authority of the Purchase................................  39
               SECTION 4.02.  No Conflict................................................................  39
               SECTION 4.03.  Absence of Litigation......................................................  40
               SECTION 4.04.  Consents and Approvals.....................................................  40
               SECTION 4.05.  Investment Purpose.........................................................  40
               SECTION 4.06.  Brokers....................................................................  40

ARTICLE V   ADDITIONAL AGREEMENTS........................................................................  41
               SECTION 5.01.  Conduct of Business Prior to the Closing...................................  41
               SECTION 5.02.  Access to Information......................................................  45

                                    (ii)

               SECTION 5.03.  Books and Records..........................................................  45
               SECTION 5.04.  Confidentiality............................................................  46
               SECTION 5.05.  Regulatory and Other Authorizations; Consents..............................  46
               SECTION 5.06.  No Solicitation of Employees...............................................  48
               SECTION 5.07.  Use of Name................................................................  48
               SECTION 5.08.  No Solicitation of Offers, Etc.............................................  49
               SECTION 5.09.  Fees and Expenses..........................................................  51
               SECTION 5.10.  Investment Portfolio.......................................................  51
               SECTION 5.11.  Notice of Certain Matters..................................................  51
               SECTION 5.12.  Interim Financial Statements...............................................  52
               SECTION 5.13.  Affiliate Agreements; Intercompany Accounts................................  53
               SECTION 5.14.  Divestment of Subsidiaries; Release of Pledge..............................  54
               SECTION 5.15.  Seller Obligations.........................................................  55
               SECTION 5.16.  Further Action.............................................................  55
               SECTION 5.17.  Leases.....................................................................  55
               SECTION 5.18.  Medical Aggregate Stop Loss Coverage.......................................  55
               SECTION 5.19.  Investment Portfolio.......................................................  56

ARTICLE VI  EMPLOYEE MATTERS.............................................................................  56
               SECTION 6.01.  Purchaser..................................................................  56
               SECTION 6.02.  Seller.....................................................................  57
               SECTION 6.03.  Administration of Payroll and Other Payments...............................  57
               SECTION 6.04.  Indemnity..................................................................  58
               SECTION 6.05.  Reimbursement For Bonuses and Severance Payments...........................  58

ARTICLE VII TAX MATTERS..................................................................................  59
               SECTION 7.01.  Indemnity..................................................................  59
               SECTION 7.02.  Returns and Payments.......................................................  60
               SECTION 7.03.  Refunds....................................................................  61

                                     (iii)

               SECTION 7.04.  Contests...................................................................  62
               SECTION 7.05.  Certain Audit Adjustments..................................................  63
               SECTION 7.06.  Cooperation and Exchange of Information....................................  64
               SECTION 7.07.  Conveyance Taxes...........................................................  65
               SECTION 7.08.  FIRPTA Certificate.........................................................  65
               SECTION 7.09.  Tax Sharing Agreement......................................................  65
               SECTION 7.10.  Miscellaneous..............................................................  65

ARTICLE VIII CONDITIONS TO CLOSING.......................................................................  66
               SECTION 8.01.  Conditions to Obligations of the Seller....................................  66
               SECTION 8.02.  Conditions to Obligations of the Purchaser.................................  68

ARTICLE IX   INDEMNIFICATION.............................................................................  71
               SECTION 9.01.  Survival...................................................................  71
               SECTION 9.02.  Indemnification by the Purchaser...........................................  71
               SECTION 9.03.  Indemnification by the Seller..............................................  74
               SECTION 9.04.  Other Provisions Relating to Indemnification...............................  76

ARTICLE X    TERMINATION, AMENDMENT AND WAIVER...........................................................  77
               SECTION 10.01.  Termination...............................................................  77
               SECTION 10.02.  Effect of Termination.....................................................  78
               SECTION 10.03.  Waiver....................................................................  78

ARTICLE XI   GENERAL PROVISIONS..........................................................................  78
               SECTION 11.01.  Notices...................................................................  78
               SECTION 11.02.  Public Announcement.......................................................  79
               SECTION 11.03.  Headings..................................................................  79

                                     (iv)

               SECTION 11.04.  Severability..............................................................  79
               SECTION 11.05.  Entire Agreement..........................................................  80
               SECTION 11.06.  Assignment................................................................  80
               SECTION 11.07.  No Third-Party Beneficiaries..............................................  80
               SECTION 11.08.  Amendment; Waiver.........................................................  80
               SECTION 11.09.  Governing Law.............................................................  80
               SECTION 11.10.  Counterparts..............................................................  80


EXHIBITS TO STOCK PURCHASE AGREEMENT

A    Reference Financial Statement
B    Terms of Medical Aggregate Stop Loss Treaty

                                      (v)

LIST OF SCHEDULES TO STOCK PURCHASE AGREEMENT

Schedule Section 3.02    - Incorporation and Qualification of the Company
Schedule Section 3.03    - Capital Stock of the Company
Schedule Section 3.04    - Subsidiaries
Schedule Section 3.04(c) - Assets or Properties Used in Connection with the
                           Business of the Company
Schedule Section 3.05(a) - Material Defaults Under Indentures, Agreements or
                           Instruments
Schedule Section 3.06    - Consents and Approvals
Schedule Section 3.07    - Financial Information
Schedule Section 3.08    - Absence of Undisclosed Liabilities
Schedule Section 3.09    - Investments
Schedule Section 3.10    - Certain Events
Schedule Section 3.13    - Litigation
Schedule Section 3.15    - Environmental Health and Safety Compliance
Schedule Section 3.16    - Licenses and Permits
Schedule Section 3.17    - Intellectual Property Rights
Schedule Section 3.18(d) - Equipment, Fixtures and other properties owned, leased or used by the Company
Schedule Section 3.19    - Insurance
Schedule Section 3.20    - Relationship with Affiliates, Officers, Directors and
                           Interested Parties
Schedule Section 3.21(b) - Assumed Reinsurance Agreements Effective Between
                           December 31, 1987 and January 1, 1999, with
                           Attachments 1 through 4
Schedule Section 3.21(c) - Ceded Reinsurance Agreements with Attachments 1 and 2

                                     (vi)

Schedule Section 3.22    - Other Contracts
Schedule Section 3.23(a) - Employee Benefit Matters
Schedule Section 3.23(i) - Additional Plans
Schedule Section 3.23(k) - Employee Benefit Matters
Schedule Section 3.23(l) - Employee Benefit Matters
Schedule Section 3.23(n) - Certain Plans
Schedule Section 3.23(o) - Certain Payments
Schedule Section 3.24    - Labor Matters
Schedule Section 3.25    - Taxes
Schedule Section 3.25(d) - Closed Taxable Years
Schedule Section 3.25(e) - Extension of Tax Periods
Schedule Section 3.25(g) - Consolidated Tax Returns
Schedule Section 3.25(r) - Tax Jurisdictions
Schedule Section 3.26    - Agents
Schedule Section 3.27    - Accounts with Financial Institutions
Schedule Section 3.28    - Officers and Directors of the Company
Schedule Section 3.29    - Continuing Business Relationships
Schedule Section 3.30    - Year 2000
Schedule Section 5.01(a) - Conduct Of Business Other Than In The Ordinary Course
                           and Consistent with Prior Practice Prior to Closing
Schedule Section 5.13(a) - Intercompany Accounts That Will Not Be Settled In
                           Full Prior to Closing
Schedule Section 5.13(b) - Affiliate Agreements and Effective Dates of
                           Termination
Schedule Section 6.01    - Current Employees
Schedule Section 6.05(b) - Severance Payments
Schedule Section 8.01(e) - Third Party Consents
Schedule Section 8.02(e) - Third Party Consents

                                     (vii)

This STOCK PURCHASE AGREEMENT is made and effective, as of March 31, 1999, by and between THE CENTRIS GROUP, INC., a Delaware corporation (the "Seller"), and
                                                                  ------
FOLKSAMERICA HOLDING COMPANY, INC., a New York corporation (the "Purchaser").
                                                                 ---------

                             W I T N E S S E T H:
                             - - - - - - - - - -

          WHEREAS, the Seller owns all of the 50,000 issued and outstanding shares of common stock, par value $60 per share (the "Shares"), of USF RE
                                                      ------
Insurance Company, a stock insurance company organized under the laws of the Commonwealth of Massachusetts (the "Company"); and
                                    -------

          WHEREAS, the Seller wishes to sell the Shares to the Purchaser and the Purchaser wishes to purchase the Shares from the Seller, on the terms and subject to the conditions set forth herein;

          NOW, THEREFORE, in consideration of the premises and of the mutual agreements and covenants hereinafter set forth, the Purchaser and the Seller hereby agree as follows:



                                  DEFINITIONS

          SECTION 1.1. Certain Defined Terms.  As used in this Agreement, the
                       ---------------------
following terms shall have the following meanings:

          "Acquisition Agreement" has the meaning specified in Section 5.08(b).
           ---------------------

          "Actuary" has the meaning set forth in Section 2.02(b).
           -------

          "Adjusted Closing Note Principal" has the meaning specified in Section
           -------------------------------
2.04(c).

          "Adjusted Purchase Price" has the meaning specified in Section
           -----------------------
2.02(a).

          "Adjustment" has the meaning specified in Section 7.05.
           ----------

          "Affiliate" with respect to any Person means any other Person directly
           ---------
or indirectly controlling or controlled by or under direct or indirect common control with such Person. For purposes of this definition, "control" (or "controlled", as the context may require) shall have the meaning specified in
Section 1501(a)(2) of the New York Insurance Law, as in effect on the date hereof.

          "Affiliate Agreements" has the meaning specified in Section 5.13(b).
           --------------------

          "Affiliate Plan" has the meaning specified in Section 3.23(e).
           --------------

          "Annual Actuarial Report" has the meaning specified in Section 2.02(b)
           -----------------------

          "Annual Statutory Statements" means the Annual Statement of the
           ---------------------------
Company, as filed with the Massachusetts Insurance Division, for the years ended December 31, 1998 (including the amendment described in Section 3.07(a) hereof when filed), 1997 and 1996, in each case including all exhibits, interrogatories, notes and schedules thereto and any auditor's report, actuarial opinion, affirmation or certification filed in connection therewith.

          "Arbiter" has the meaning specified in Section 2.02(d).
           -------

          "Business" means the business of the Company as it is currently
           --------
conducted by the Company as of the date hereof and, when applicable, as of the Closing Date.

          "Business Day" means a day of the year on which banks are not required
           ------------
or authorized to be closed in the City of New York.

          "Closing" has the meaning specified in Section 2.03(a).
           -------

          "Closing Date" has the meaning specified in Section 2.03(a).
           ------------

          "Closing Note" has the meaning specified in Section 2.03(c)(ii).
           ------------

          "Closing Note Rate" has the meaning specified in Section 2.04(a).
           -----------------

          "Closing Payment" has the meaning specified in Section 2.03(c)(i).
           ---------------

          "COBRA" has the meaning specified in Section 3.23(h).
           -----

          "Company" means USF Re Insurance Company, a stock insurance company
           -------
organized under the laws of the Commonwealth of Massachusetts.

          "Company's Accountants" has the meaning specified in Section 3.07(a).
           ---------------------

          "Confidentiality Agreement" has the meaning specified in Section 5.04.
           -------------------------

          "Contests" has the meaning specified in Section 7.04(b).
           --------

          "Contract" means all written mortgages, indentures, debentures, notes,
           --------
loans, bonds, agreements, contracts, leases, subleases, licenses, franchises, obligations, instruments or other legally binding commitments, arrangements or undertakings of any kind (including without limitation all leases and other agreements referred to in Section 3.18 of the Disclosure Schedule but excluding Reinsurance Agreements and insurance policies written by the Company) to which the Company is a party or by which the Company or any of its Properties may be bound or affected.

          "Costa Mesa Occupancy Agreement" has the meaning specified in Section
           ------------------------------
5.17.

          "Credit Agreement" means the reducing, revolving, variable interest
           ----------------
rate Credit Agreement, dated as of December 20, 1994, between the Seller and Fleet National Bank, as amended and restated as of December 28, 1998.

          "Current Employees" has the meaning specified in Section 6.01(a).
           -----------------

          "Disclosure Schedule" means the Disclosure Schedule, dated as of the
           -------------------
date hereof, delivered to the Purchaser by the Seller.

          "Dispute" has the meaning specified in Section 2.02(d).
           -------

          "Dispute Notice" has the meaning specified in Section 2.02(d).
           --------------

          "Employees" has the meaning specified in Section 3.23(a) .
           ---------

          "Encumbrances" means any lien, pledge, mortgage, security interest,
           ------------
assessment, claim, lease, charge, option, right of first refusal, imperfection of title, easement, transfer restriction under any shareholder or similar agreement, encumbrance or any other restriction or limitation of any kind whatsoever.

          "Environmental and Safety Requirements" has the meaning specified in
           -------------------------------------
Section 3.15(a).

          "Environmental Lien" has the meaning specified in Section 3.15(a).
           ------------------

          "ERISA" means the Employee Retirement Income Security Act of 1974, as
           -----
amended, and the regulations and interpretations thereunder.

          "ERISA Affiliate" has the meaning specified in Section 3.23(d) .
           ---------------

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.
           ------------

          "First Chicago" means First National Bank of Chicago.
           -------------

          "Florham Park Occupancy Agreement" has the meaning specified in
           --------------------------------
Section 5.17.

          "Form A Filing" has the meaning specified in Section 5.05(a).
           -------------

          "GAAP" means United States generally accepted accounting principles
           ----
and practices as in effect from time to time consistently applied.

          "Governmental Authority" means any federal, state, local or foreign
           ----------------------
government, political subdivision, legislature, court, agency, department, bureau, commission or other governmental or regulatory authority, body or instrumentality, including any insurance or securities regulatory authority.

          "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of
           -------
1976, as amended, and the rules and regulations thereunder.

          "Indemnified Party" has the meanings specified in Sections 9.02(a) and
           -----------------
9.03(a), as applicable.

          "Initial Closing Note Principal" has the meaning specified in Section
           ------------------------------
2.03(c)(ii).

          "Intellectual Property Right" has the meaning specified in Section
           ---------------------------
3.17.

          "Intercompany Pooling Agreement" means the Intercompany Quota Share
           ------------------------------
Reinsurance Pooling Agreement, dated January 1, 1993, by and between the Company and USF Insurance Company.

          "Interest Payment Date" has the meaning specified in Section 2.04(a).
           ---------------------

          "Internal Revenue Code" means the Internal Revenue Code of 1986, as
           ---------------------
amended.

          "Investment Portfolio" means a list provided by the Seller to the
           --------------------
Purchaser setting forth all investments, including, without limitation, stocks, bonds and limited partnership interests, owned by the Company as of a particular date, the issuer of the investments, the amount owned and the market value of the investments as of such date.

          "IRS" has the meaning specified in Section 3.23(a).
           ---

          "Massachusetts Insurance Code" means the insurance laws of the
           ----------------------------
Commonwealth of Massachusetts, including the rules, regulations, bulletins and interpretations promulgated thereunder.

          "Massachusetts Insurance Division" means the Division of Insurance of
           --------------------------------
the Commonwealth of Massachusetts.

          "Material Adverse Effect" means:
           -----------------------

          (a) With respect to the Seller or the Company, any change in, or effect on, the Company or the Business which is, or which is reasonably likely to be, materially adverse to the Business, operations, assets, liabilities, results of operations, condition (financial or otherwise), prospects, insurance licenses or other material permits of the Company, or which will, or is reasonably likely to, prevent or materially delay the transactions contemplated by this Agreement; provided, however, that the
                                                  --------  -------
     following changes shall not constitute a Material Adverse Effect:

          (i) failure of any cedent to renew any medical stop loss reinsurance or retrocessional agreements with the Company;

          (ii) departures of Current Employees on or prior to the Closing, provided such departures are not, in the Purchaser's good faith
          --------
          judgment, material to the Company's operations or prospects; and provided, further, that the resignation, termination, departure (or
          --------- -------
          delivery of notice of such resignation, termination or departure) on or prior to the Closing of fifty percent or more of the Current Employees at either of the Company's Costa Mesa or Florham Park offices shall be deemed material;

          (iii) additions to the Company's reserves as of December 31, 1998, in an aggregate amount not exceeding $15,608,000; and

          (iv) reserve changes or loss experience relating to the January 1999 Columbian earthquake not to exceed $3,000,000.

          (b) With respect to the Purchaser, any change in, or effect on, the Purchaser which is reasonably likely to be materially adverse to the Purchaser's operations, assets, liabilities, results of operations, condition (financial or otherwise) or prospects, on a consolidated basis, or which will prevent or materially delay the transactions contemplated by this Agreement.

          "Maturity Date" has the meaning specified in Section 2.04(b).
           -------------

          "Medical Aggregate Stop Loss Treaty" has the meaning specified in
           ----------------------------------
Section 5.18.

          "Multiemployer Plan" has the meaning specified in Section 3.23(b) .
           ------------------

          "Multiple Employer Plan" has the meaning specified in Section 3.23(b).
           ----------------------

          "Permits" has the meaning specified in Section 3.16.
           -------

          "Permitted Encumbrance" has the meaning specified in Section 3.18(a).
           ---------------------

          "Person" means any individual, corporation, partnership, limited
           ------
liability company, firm, joint venture, association, joint stock company, trust, unincorporated organization, governmental or regulatory authority or other entity.

          "Plan" and "Plans" have the meanings specified in Section 3.23(a) .
           ----       -----

          "Post-Closing Periods" means any taxable period thereof beginning
           --------------------
after the Closing Date. If a taxable period begins before the Closing Date and ends after the Closing Date, then the portion of the taxable period that begins on the day following the Closing Date shall constitute a Post-Closing Period.

          "Pre-Closing Period" means any taxable period or portion thereof that
           ------------------
is not a Post-Closing Period.

          "Property" means real, personal or mixed property, tangible or
           --------
intangible, including without limitation any leased real property.

          "Provisional Purchase Price" has the meaning specified in Section
           --------------------------
2.02(a).

          "Purchaser" has the meaning specified in the Preamble.
           ---------

          "Quarterly Statutory Statements"  means the Quarterly Statement of the
           ------------------------------
Condition and Affairs of the Company, as filed with the Massachusetts Insurance Division, for the quarterly periods ended March 31, June 30 and September 30, 1998.

          "Redetermination Date" has the meaning specified in Section 2.02(b).
           --------------------

          "Reference Date" means December 31, 1998.
           --------------

          "Reference Financial Statement" means the special purpose
           -----------------------------
consolidating balance sheet for the Company as at the Reference Date prepared in accordance with SAP (including with respect to the Subsidiaries, which are included on the special purpose balance sheet at an agreed value of $15,044,265), a copy of which is attached hereto as Exhibit A.
                                                    ---------

          "Reinsurance Agreements" has the meaning specified in Section 3.21(a).
           ----------------------

          "Relevant Group" has the meaning specified in Section 3.25(a).
           --------------

          "Reserves" means all unearned premium reserves and all reserves for
           --------
incurred losses including, without limitation, case reserves, reserves for incurred but not reported losses and reserves for loss adjustment expenses, both allocated and unallocated, and also any adjustments to such items on account of reinsurance receivables, salvage and subrogation, reinsurance retrospective premiums and reinsurance profit commissions.

          "Retained Names and Marks" has the meaning specified in Section 5.07.
           ------------------------

          "Retrocession Arrangement" has the meaning specified in Section
           ------------------------
3.21(c).

          "SAP" means, with respect to a reinsurance or insurance company, the
           ---
statutory accounting procedures and practices prescribed or permitted from time to time by the National Association of Insurance Commissioners and the Massachusetts Insurance Division and applied in a consistent manner throughout the periods involved.

          "Seller" has the meaning specified in the Preamble.
           ------

          "Service Agreement" means the Service Agreement between USBenefits and
           -----------------
the Company executed in November, 1994.

          "Shares" has the meaning specified in the Recitals.
           ------

          "St. Paul Reserves" has the meaning specified in Section 2.02(g).
           -----------------

          "Straddle Period" has the meaning specified in Section 7.01(b).
           ---------------

          "Subject Loss Reserves" has the meaning specified in Section 2.02(b).
           ---------------------

          "Subsidiary" means any and all other corporations, limited liability
           ----------
companies, partnerships, joint ventures, associations and other entities of which the Company, directly or indirectly (through one or more Subsidiaries or otherwise), owns or controls more than 10% of the voting securities or other voting interests.

          "Superior Proposal" has the meaning specified in Section 5.08(b).
           -----------------

          "Takeover Proposal" has the meaning specified in Section 5.08(a).
           -----------------

          "Tax" or "Taxes" means (i) all taxes, fees, duties and other
           ---      -----
assessments imposed by the United States or any state, local or foreign government or political subdivision or taxing authority thereof or therein, including, without limitation, any income, estimated, premium, profits, windfall profits, environmental, alternative, minimum, license, import, transfer, registration, stamp, franchise, sales, use, value added, gross receipts, excise, utility, property (real or personal), severance, ad valorem, net proceeds, deed, lease, service, capital, customs, occupation, payroll, wage, workman's compensation, employment, withholding and social security taxes, including all interest, penalties and additions to taxes imposed by any taxing authority with respect thereto, whether disputed or not and (ii) any liability of the Company for amounts described in (i) as a result of being a member of any affiliated, consolidated, combined or unitary group on or prior to the Closing Date.

          "Tax Return" means any return, report or statement (including any
           ----------
information returns) required to be filed for purposes of a particular Tax.

          "Tax Sharing Agreement" means that certain Tax Payment Allocation
           ---------------------
Agreement relating to the payment of Taxes relating to any affiliated, consolidated, combined or unitary group to which the Company and the Sellers are parties and dated as of January 1, 1994.

          "Termination Fee" has the meaning specified in Section 5.09(b).
           ---------------

          "USBenefits" means USBenefits Insurance Services, Inc., a Subsidiary
           ----------
of the Seller.

          "WARN Act" has the meaning specified in Section 3.24(b).
           --------



                          PURCHASE AND SALE OF SHARES

          SECTION 1.2. Purchase of Shares.  Subject to the terms and
                       ------------------
conditions contained in this Agreement, at the Closing the Seller shall sell, assign, convey, transfer and deliver to the Purchaser, and the Purchaser shall purchase from the Seller, the Shares for the consideration specified herein.



          SECTION 1.3. Purchase Price.
                       --------------

     (1) The purchase price for the Shares shall be equal to $92,500,000 (the "Provisional Purchase Price"), which amount shall be periodically redetermined
 --------------------------
and adjusted as provided herein (the "Adjusted Purchase Price").
                                      -----------------------

     (2)  The Provisional Purchase Price will be redetermined, as described in
Section 2.02(c), as of December 31, 2000 and each December 31 thereafter to and including December 31, 2003 (each such December 31 being a "Redetermination
                                                            ---------------
Date"), based upon an annual actuarial review of the development (net of
----
collectible reinsurance purchased by the Company prior to the Closing) of the case loss reserves, reserves for incurred but not reported losses and reserves for allocated loss adjustment expenses reflected in the Reference Financial Statement, including "reinsurance recoverable on loss and loss adjustment expense payments"

(as such term is used in the Company's 1998 Annual Statutory Statement) as of the Reference Date ("the Subject Loss Reserves"). The actuarial reviews shall be
                         ---------------------
performed by Tillinghast-Towers Perrin (the "Actuary") within sixty days of each
                                             -------
such Redetermination Date and the results shall be submitted to the Seller and Purchaser upon completion in the form of a certified actuarial report (each an "Annual Actuarial Report"). The fees and expenses of the Actuary shall be borne
 -----------------------
equally by the Seller and the Purchaser. Each Annual Actuarial Report shall consist of an actuarial redetermination, as of each Redetermination Date, of (i) the Subject Loss Reserves for liabilities of the Company incurred on or before the Reference Date, (ii) a determination of the amount of collectible reinsurance with respect to such liabilities, and (iii) a determination of the losses and loss adjustment expenses paid (net of proceeds collected from reinsurance purchased by the Company prior to the Closing) by the Company during the period between the Reference Date and the respective Redetermination Date with respect to liabilities incurred prior to the Reference Date, which review shall be conducted by the Actuary (x) using its independent judgment based on prevailing facts, circumstances and trends, (y) in accordance with generally accepted actuarial standards and principles, and (z) to the extent not inconsistent with the foregoing, in a manner and applying a method consistent with the determination of the Reserves recorded in the Reference Financial Statement. Each Annual Actuarial Report shall be accompanied by:

               (A) a schedule that shows the composition of the Subject Loss Reserves, net of collectible reinsurance purchased by the Company prior to the Closing, in respect of losses incurred by the Company on or before the Reference Date and in respect of the development of such losses after the Reference Date, and

               (B) a reconciliation of the amounts included in such schedule to the Reserves included, or to be included, in the annual statutory statement of the Company (or its successor) filed, or to be filed, with state regulatory authorities after the Reference Date.

          (3) As of each Redetermination Date, the Adjusted Purchase Price shall be equal to the Provisional Purchase Price reduced (or increased, as the case may be) dollar for dollar by the amount by which the following clause (i) is less (or more, as the case may be) than the following clause (ii) where clauses (i) and (ii) shall mean, respectively:

          (1) the Subject Loss Reserves reflected on the Reference Financial Statement; and

          (2) the sum, as determined by the Actuary in the respective Annual Actuarial Report (or by the parties or the Arbiter as provided in Section 2.02(d), as the case may be), of (x) the actual loss payments and actual allocated loss adjustment expense payments made in respect of losses incurred by the Company on or before the Reference Date, net of reinsurance collected or collectible reinsurance, and made subsequent to the Reference Date up to and including the respective Redetermination Date, and (y) the Subject Loss Reserves, net of collectible reinsurance purchased by the Company, calculated as of the respective Redetermination Date;

provided, however, that notwithstanding anything to the contrary contained in
--------  -------
this Article II, the Provisional Purchase Price shall also be reduced dollar for dollar with respect to any adverse loss development on the Company's medical stop loss or provider excess business assumed by the Company through December 31, 1998 but only to the extent any such amount is not reinsured and recoverable under the Medical Aggregate Stop Loss Treaty, and provided further, in no event
                                                  -------- -------
shall the Adjusted Purchase Price, redetermined in accordance with this Section 2.02(c), be less than $71,750,000 or more than $92,500,000.

          (4) If the Seller or the Purchaser objects to any Annual Actuarial Report (a "Dispute"), the objecting party shall give the other party written
           -------
notice of such Dispute (a "Dispute Notice") within fifteen days after the
                           --------------
receipt by the objecting party of the respective Annual Actuarial Report (the "Dispute Period"), setting forth in reasonable detail the elements and amounts
 --------------
therein to which it objects and the basis for such objection. If either the Seller or the Purchaser gives a Dispute Notice, the Seller and the Purchaser shall, within thirty (30) days after receipt by either party of such Dispute Notice, attempt to resolve such Dispute and agree in writing upon the final content of the respective Annual Actuarial Report and upon the Adjusted Purchase Price. In the event that the Seller and the Purchaser are unable to resolve any Dispute within such thirty (30) day period, then the Dispute shall immediately be submitted to Ernst & Young LLP (the "Arbiter") for resolution. Within thirty
                                        -------
(30) days from the date that any such dispute is submitted to the Arbiter, the Arbiter shall deliver to the Purchaser and the Seller a written report setting forth (i) the Arbiter's redetermination of the Subject Loss Reserves as of the Redetermination Date and (ii) the Arbiter's determination of the amount of the fees and expenses of the Arbiter arising from such Dispute and the appropriate apportionment thereof among the parties hereto. Such report shall be final and binding on the parties hereto with respect to the Dispute (but not with respect to any Subject Loss Reserves reflected in any subsequent Annual Actuarial Report). If neither the Seller nor the Purchaser gives written notice of a Dispute within the Dispute Period, such Annual Actuarial Report shall be deemed to have been accepted in the form in which it was delivered and shall be final and binding upon the parties with respect to the Dispute in the absence of fraud or manifest error. The Adjusted Purchase Price and the Adjusted Closing Note Principal (as defined in Section 2.04(c) hereof) shall be computed based upon the Annual Actuarial Report or the Arbiter's redetermination of Subject Loss Reserves as of the Redetermination Date, as the case may be.

          (5) For purposes of the calculation set forth in Section 2.02 (c)(ii) only those payments and reserves that are attributable to losses incurred on or before the Reference Date shall be considered. For this purpose, any contracts that do not provide an adequate accounting of accident year information will be allocated between losses incurred on or before the Reference Date and losses incurred after the Reference Date on a reasonable and appropriate basis consistent with the intent of this Agreement.

          (6) Notwithstanding anything to the contrary contained herein, the Purchaser shall be permitted from time to time, in its sole discretion to purchase stop-loss reinsurance. The purchase of such reinsurance shall in no way affect or be considered in determining the adjusted Purchase Price as of any Redetermination Date.

          (1) If on the final Redetermination Date the St. Paul Reserves as carried on the Company's Statutory Statement at December 31, 1998 totaling $5,646,500 (the "St. Paul Reserves") have developed adversely in an amount
                 -----------------
greater than $2,000,000 above such carried reserves, Seller shall reimburse Purchaser for 50% of such excess development above $2,000,000, provided that the Adjusted Closing Note Principal has been reduced to zero. In the alternative, Seller may procure reinsurance covering the St. Paul Reserves in excess of $7,646,500 (on terms mutually acceptable to the Purchaser and the Seller) and the cost thereof will be shared equally by the Seller and the Purchaser. In the event that the Seller and the Purchaser agree to procure such reinsurance on the St. Paul Reserves, then, in such event, the Closing Note will not be reduced for any adverse loss development on the St. Paul Reserves to the extent of any such reinsurance recovered. Notwithstanding the foregoing, it is the intent of this provision that adverse developments on all Subject Loss Reserves other than the St. Paul Reserves shall be applied first to adjust the Adjusted Closing Note Principal and then the St. Paul Reserves shall be applied to such adjustment.

          (7) Following the Closing, upon the delivery of reasonable prior written notice, the Seller may review, once each calendar year, claims payments, expenses, reinsurance and other matters directly relating to the Subject Loss Reserves. In that regard, the Purchaser shall, and shall cause its and the Company's officers, directors, employees, auditors and agents to:

               (A) afford the officers, employees, agents, accountants, actuaries and representatives of the Seller reasonable access (for a period not to exceed ten Business Days) during normal business hours and upon reasonable advance written notice, to the relevant offices, employees, properties, books and records of the Company and the Purchaser; and

               (B) during the review period provided for in Clause (A) hereof, upon the reasonable written request of the Seller, furnish to the officers, employees, agents, accountants, actuaries and representatives of the Seller such additional financial and operating data and other information regarding claims payments, expenses, reinsurance and other matters directly relating to the Subject Loss Reserves as are available to the Company or the Purchaser.

          (8) As long as the Adjusted Closing Note Principal is in excess of $1,000,000, Purchaser agrees that it will not, with respect to the Subject Loss
Reserves:

               (i) commute any assumed reinsurance contract where the amount to be paid upon such commutation exceeds by more than $500,000 the loss reserves reported by the ceding company in its most recent periodic statement sent to the Company in the ordinary course of business prior to the initiation of commutation discussions, without the prior approval of Seller, such approval not to be unreasonably withheld or delayed; or

               (ii) otherwise take any action which is other than in the ordinary course of business with respect to the Subject Loss Reserves.

Regardless of the Adjusted Closing Note Principal, Purchaser agrees to provide a listing of all individual losses paid with respect to the Subject Loss Reserves in excess of $250,000 while the Closing Note remains outstanding. Such listing shall be submitted quarterly to the Seller not later than sixty (60) days after the close of each such quarter.


          SECTION 1.4.   Closing.
                         -------

          (1) Subject to the terms and conditions of this Agreement, the sale and purchase of the Shares contemplated hereby shall take place at a closing (the "Closing") at 10:00 a.m., local time, on the fifth Business Day after the
      -------
satisfaction of the conditions to closing set forth in Article VIII, at the offices of Morgan, Lewis & Bockius LLP, 101 Park Avenue, New

York, New York 10178, or at such other time or on such other date or at such other place as the Seller and the Purchaser may mutually agree upon in writing (the date on which the Closing takes place being the "Closing Date").
                                                      ------------

          (2) At the Closing, the Seller shall deliver or cause to be delivered to the Purchaser stock certificates evidencing the Shares duly endorsed in blank or accompanied by stock powers duly executed in blank, in proper form for transfer, with all required stock transfer tax stamps affixed or provided for.

          (3) The Provisional Purchase Price shall be payable by the Purchaser to the Seller on the Closing Date as follows:

          (1)  $71,750,000 (the "Closing Payment") by wire transfer (to an
                                 ---------------
     account designated by the Seller in writing at least three (3) Business Days prior to Closing), bank check, certified check or any other instrument agreed to by the Purchaser and the Seller in advance; and

          (2)  A promissory note of the Purchaser (the "Closing Note") in the
                                                        ------------
     initial principal amount of $20,750,000 (the "Initial Closing Note
                                                   --------------------
     Principal"), which shall be subject to adjustment as provided in Section
     ---------
     2.04 hereof. The Closing Note shall have terms and provisions consistent with Section 2.04 hereof and shall be subordinated to all amounts due and owing under Purchaser's loan agreement with First Chicago under subordination terms satisfactory to First Chicago. The parties shall mutually agree to the form of the Closing Note within 20 Business Days after the date hereof and Purchaser shall promptly thereafter submit the form of Closing Note to First Chicago for its approval and will use all commercially reasonable efforts to obtain such approval within 60 days after the date hereof.

          (4) At the Closing, the Seller and the Purchaser shall deliver to each other the opinions, certificates and other documents described in Article VIII hereof.

          SECTION 1.5.   Payment of Principal and Interest on the Closing Note.
                         -----------------------------------------------------

          (1)  On March 15, 2001, March 15, 2002 and March 15, 2003,
respectively, or such later date when any Dispute shall have been resolved as provided in Section 2.02(d) (each being an "Interest Payment Date"), the
                                            ---------------------
Purchaser shall pay to the Seller interest on the Adjusted Closing Note Principal (as redetermined as of the most recent Redetermination Date) at an effective annual rate equal to the annual interest rate for five year United States Treasury Notes prevailing on the Closing Date plus 50 basis points (the "Closing Note Rate") for the period from the Closing Date up to the first
 -----------------
Redetermination Date, and, thereafter, for the period from the most recent Redetermination Date in respect of which interest shall have been paid up to and including the current Redetermination Date.

          (2) On the fifth anniversary of the Closing Date or such later date when any Dispute shall have been resolved as provided in Section 2.02(d) (the "Maturity Date"), the Purchaser shall pay to the Seller the Adjusted Closing
 -------------
Note Principal (as redetermined as of the most recent Redetermination Date), together with interest on the Adjusted Closing Note Principal at the Closing Note Rate for the period from the most recent Redetermination Date in respect of which interest shall have been paid up to and including the Maturity Date.

          (3)  For purposes of this Section 2.04, the "Adjusted Closing Note
                                                       ---------------------
Principal" shall mean, as of each Redetermination Date and the Maturity Date, an
---------
amount equal to the Initial Closing Note Principal reduced dollar for dollar by the amount, if any, by which the Provisional Purchase Price exceeds the Adjusted Purchase Price (as redetermined as of the most recent Redetermination Date); provided, however, that in no event shall the amount of the Initial Closing Note
--------  -------
Principal be reduced below zero.

          (4) In the event the shareholder's equity of the Purchaser as at the end of any fiscal quarter or year end shall be less than $200,000,000, based on the Purchaser's regularly prepared GAAP financial statements, the Purchaser shall, within 60 days after the end of a fiscal quarter or within 105 days after the end of a year, as applicable, deposit with an escrow agent an amount equal to the Adjusted Closing Note Principal, plus all accrued and unpaid interest thereon. Such amount shall be deposited pursuant to an escrow agreement mutually satisfactory to the Seller and the Purchaser, the form, terms and provisions of which shall be agreed upon prior to the Closing.


                 REPRESENTATIONS AND WARRANTIES OF THE SELLER

          As an inducement to the Purchaser to enter into this Agreement, the Seller hereby represents and warrants to the Purchaser as follows:

          SECTION 1.6.   Incorporation and Authority of the Seller.  The Seller
                         -----------------------------------------
is a company duly organized, validly existing and in good standing under the laws of the State of Delaware and has all necessary corporate power and authority to own, lease and operate its Properties (including the Shares), to conduct its business as now being conducted, to enter into this Agreement and each other agreement and instrument required to be executed and delivered by the Seller pursuant hereto, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by the Seller of this Agreement and each other agreement and instrument required to be executed and delivered by the Seller pursuant hereto, and the consummation by the Seller of the transactions contemplated hereby and thereby, have been duly and validly authorized by all requisite corporate action (including any stockholder action) and no other corporate proceedings on the part of the Seller is necessary to authorize the foregoing. This Agreement has been, and at the Closing the other agreements and instruments required pursuant hereto and to which the Seller is a party will have been, duly and validly executed and delivered by the Seller, and (assuming due authorization, execution and delivery by the Purchaser of this Agreement and by the Purchaser and each other party (other than Seller) to any other document delivered hereunder), each of this Agreement and such other documents at the Closing will constitute a legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, subject to the effect of any applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors' rights generally and subject, as to enforceability, to the effect of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          SECTION 1.7.   Incorporation and Qualification of the Company.  The
                         ----------------------------------------------
Company is a corporation duly incorporated, validly existing and in good standing under the laws of the Commonwealth of Massachusetts and has the necessary corporate power and authority to own, operate or lease the properties and assets now owned, operated or leased by the Company and to carry on the Business now being conducted by the Company. The Seller has delivered to the Purchaser true and complete copies of the Charter and By-laws of the Company as in effect on the date hereof. The Company is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned, operated or leased or the nature of its activities makes such qualification necessary, except for such failures which, individually or in the aggregate, would not have a Material Adverse Effect. The Company is licensed or authorized to write reinsurance or insurance in each of the jurisdictions listed in Section 3.02 of the Disclosure Schedule. True and correct copies of the licenses issued by each such jurisdiction have been provided to the Purchaser.

          SECTION 1.8.   Capital Stock of the Company.  The Shares constitute
                         ----------------------------
all the issued and outstanding shares of capital stock of the Company. Except for 5,000 shares of common stock which are authorized but not outstanding and the Shares, no other class of capital stock, equity security, preferred stock, bonds, debentures, notes, debt instruments, evidence of indebtedness or other securities of any kind in the Company are authorized or outstanding. The Shares have been duly authorized and validly issued and are fully paid and non-assessable and were not issued in violation of any preemptive rights. As of the date hereof, except as set forth in Section 3.03 of the Disclosure Schedule, there is no, and as of the Closing Date there will be no, security, option, warrant, right, call, subscription, agreement, commitment or understanding of any nature whatsoever, fixed or contingent, that directly or indirectly, (i) except as contemplated by this Agreement, calls for the issuance, sale, pledge or other disposition of any shares of capital stock of the Company or any securities convertible into, or other rights to acquire, any shares of capital stock of the Company, (ii) relates to the voting or control of such capital stock, securities or rights, or (iii) obligates the Seller or the Company to grant, offer or enter into any of the foregoing. As of the date hereof, except as set forth in
Section 3.03 of the Disclosure Schedule, the Seller owns, and as of the Closing Date the Seller will own, the Shares, free and clear of all Encumbrances, other than the obligation hereunder to sell the Shares to the Purchaser. Upon the conveyance and transfer of the Shares to the Purchaser as contemplated hereby, the Purchaser shall acquire good and marketable title to the Shares, free and clear of all Encumbrances (except as may result from any facts or circumstances relating solely to the Purchaser or its Affiliates) and the Purchaser will be entitled to all rights of a holder of the Shares.

          SECTION 1.9.   Subsidiaries.
                         ------------

          (1) Except as set forth in Section 3.04(a) of the Disclosure Schedule, as of the date hereof, the Company has no Subsidiaries. As of the Closing Date, the Company will have no Subsidiaries. With respect to the Subsidiaries set forth in Section 3.04 of the Disclosure Schedule, (i) all outstanding capital stock of such Subsidiaries has been duly authorized and validly issued and is fully paid and non-assessable and, as of the date hereof, is owned beneficially and of record by the Company free and clear of all Encumbrances; and (ii) there are no outstanding options, warrants, subscriptions, rights, convertible securities or other agreements or plans under which any Subsidiary may become obligated to issue, sell or transfer shares of its capital stock or other securities.

          (2) Except as set forth in Section 3.04(b) of the Disclosure Schedule (and, with respect to clause (i), except as set forth in the Investment Portfolio), there are no corporations, partnerships, limited liability companies, joint ventures, associations or other entities (i) in which the Company owns, of record or beneficially, any direct or indirect equity, membership or other interest or any right (contingent or otherwise) to acquire the same, or (ii) which the Company controls, directly or indirectly, by contract or proxy or otherwise, alone or in combination with any other Person.

          (3) Except as set forth in Section 3.04(c) of the Disclosure Schedule, there are no assets or Properties owned by, or in the possession of, the Seller, USF Insurance Company, US Holdings, Inc. (or any other Subsidiary of the Company) which are used, or necessary, in connection with the Business of the Company (excluding those portions of the Business transferred prior to Closing pursuant to Section 5.14(a) hereof). Neither USF Insurance Company, US Holdings, Inc. nor any other Subsidiary of the Company has any debts, liabilities, obligations or other commitments (other than those which are to be satisfied prior to Closing pursuant to Section 5.13 hereof) (i) which are guaranteed or secured by the Company or (ii) for which the Company may be liable.

          SECTION 1.10.  No Conflict.
                         -----------

          (1) Except as set forth in Section 3.05(a) of the Disclosure Schedule, neither the Seller nor the Company is in violation or default in any material respect (and is not in default in any respect regarding any indebtedness, loan or credit agreement) under any indenture, agreement or instrument to which it is a party or by which it or any of its assets or properties may be bound. Neither the Seller nor the Company is in default under any order, writ, injunction, judgment or decree of any Governmental Authority or arbitrator(s).

          (2) Assuming all consents, approvals, authorizations, orders and other actions described in Section 3.06 have been obtained and/or taken, and all filings and notifications described in Section 3.06 have been made, except as may result from any facts or circumstances relating solely to the Purchaser or its Affiliates, the execution, delivery and performance of this Agreement by the Seller, the sale of the Shares pursuant to this Agreement and the consummation by the Seller and the Company of the transactions contemplated hereby do not and will not (a) violate or conflict with the respective charter documents of either the Seller or the Company, (b) conflict with or violate any material law, rule, regulation, order, writ, judgment, injunction, decree, determination or award applicable to the Seller, the Company or the Business, or (c) result in any material breach of, or constitute a material default (or event which with the giving of notice or lapse of time, or both, would become a material default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of any material Encumbrance on any of the material assets or properties of the Company pursuant to any Contract, Permit or other instrument relating to such assets or properties to which the Seller or the Company is a party or by which any of such assets or properties is bound or affected.

          SECTION 1.11.    Consents and Approvals.  The (i) execution and
                           ----------------------
delivery by the Seller of this Agreement and each other agreement and instrument required to be executed and delivered by the Seller in connection herewith, (ii) sale of the Shares pursuant to this Agreement and (iii) consummation of the transactions contemplated hereby (including without limitation, the transactions contemplated by Section 5.14 hereof) do not, and the Seller's and the Company's performance of this Agreement and each other agreement and instrument required to be executed and delivered by the Seller or the Company in connection herewith will not, require the Seller or the Company to obtain any consent, approval, authorization, order or other action by, or require the Seller or the Company to file with or notify any Governmental Authority, except pursuant to (a) the notification requirements of the HSR Act, (b) the approval of the Massachusetts Insurance Division and the Pennsylvania Insurance Department, (c) the filing requirements under the Exchange Act and (d) the notification requirements described in Section 3.06 of the Disclosure Schedule.

          SECTION 1.12.    Financial Information.
                           ---------------------

          (1) The Company has heretofore delivered to the Purchaser true and complete copies of the Annual Statutory Statements and the Quarterly Statutory Statements. Each of the

Annual Statutory Statements and Quarterly Statutory Statements was prepared in accordance with SAP consistently applied throughout the periods involved, was prepared in accordance with the books and records of the Company, has been audited by KPMG LLP (the "Company's Accountants"), and presents fairly the
                          ---------------------
statutory financial position of the Company at the respective date thereof and the statutory results of operations and cash flows of the Company for the respective periods then ended, except (x) that the audit report with respect to the 1998 Annual Statutory Statement has not been completed and delivered to the Seller and (y) the Quarterly Statutory Statements have not been audited and are subject to normal recurring year-end audit adjustments. Each of the Annual Statutory Statements and Quarterly Statutory Statements (i) complies in all material respects with the Massachusetts Insurance Code, (ii) was complete and correct in all material respects when filed, (iii) was filed with or submitted to the Massachusetts Insurance Division in a timely manner on forms prescribed or permitted by the Massachusetts Insurance Division, except that an amendment to the 1998 Annual Statutory Statement will be filed in the next week with the Massachusetts Insurance Division increasing the reserves reflected therein, a copy of which has been provided to Purchaser, and (iv) was not prepared utilizing any material accounting practices that are permitted rather than prescribed by the Massachusetts Insurance Division. Except as set forth in
Section 3.07 of the Disclosure Schedules, no material deficiency has been asserted with respect to any of the Annual Statutory Statements or Quarterly Statutory Statements by the Massachusetts Insurance Division or any other Governmental Authority.

          (2) The Company has heretofore delivered to the Purchaser true and complete copies of the Reference Financial Statement. The Reference Financial Statement was prepared in accordance with the books and records of the Company, and presents fairly the SAP financial position of the Company at the respective dates thereof and the results of operations and cash flows of the Company for the respective periods then ended, except, (i) the presentation of the Subsidiaries, which are included on the Reference Financial Statement under the equity method of accounting for investments in common stock at an agreed value of $15,044,265, and (ii) the results of operation of the Subsidiaries, which are excluded from the special purpose income statement.

          SECTION 1.13.    Absence of Undisclosed Liabilities.  Except as
                           ----------------------------------
disclosed in Section 3.08 of the Disclosure Schedule, there are no debts, liabilities, obligations or commitments of the Company (including any debts, liabilities, obligations or commitments relating to the Company's operation of the Business under the name "Massachusetts Plate Glass Insurance Company") of any kind whatsoever, whether accrued, fixed or unfixed, choate or inchoate, liquidated or unliquidated, secured or unsecured, contingent, absolute, known or unknown, determined, determinable or otherwise, and there is no existing condition, situation or set of circumstances which could reasonably be expected to result in such a debt, liability, obligation or commitment other than:

          (1) as, and to the extent, reflected or reserved against in the Reference Financial Statement; provided, however, that in no event shall this
                               --------  -------
Section 3.08 or any other provision of this Agreement, other than Section 3.11, constitute a representation or warranty of any nature whatsoever regarding the adequacy of the Reserves;

          (2) as, and to the extent, specifically disclosed in any of the subsections of this Article III or the Disclosure Schedule;

          (3)  with respect to the tax matters addressed in Section 3.25 and
Article VII (which shall be governed solely by the terms of such Section 3.25 and Articles VII and IX);

          (4) liabilities arising under any Reinsurance Agreements or any insurance policies written by the Company; or

          (5) liabilities incurred since the date of the Reference Financial Statement in the ordinary course of business and consistent with past practice, which, individually and in the aggregate, would not have a Material Adverse Effect.

Notwithstanding any of the exceptions set forth in clauses (a) through (e) above, the Company has no knowledge of any liabilities, contingent or otherwise, for insurance policies underwritten in the name of "Massachusetts Plate Glass Insurance Company".

          SECTION 1.14.    Investments.  Except as set forth in Section 3.09 of
                           -----------
the Disclosure Schedule, the Company has good and marketable title to all of the investments listed in the most recent Investment Portfolio provided to the Purchaser, free and clear of all Encumbrances. Section 3.09 of the Disclosure Schedule sets forth the Investment Portfolio as of the Reference Date. Except as set forth in Section 3.09 of the Disclosure Schedule, none of the investments listed in the Investment Portfolio is in default in the payment of principal or interest or dividends. All such investments comply with the investment guidelines adopted by the Investment Committee of Seller's Board of Directors applicable to the Company and substantially comply with any and all investment restrictions under the Massachusetts Insurance Code.

          SECTION 1.15.    Certain Events.
                           --------------

          (1) Except as set forth in Section 3.10 of the Disclosure Schedule, since September 30, 1998 there has been no change in the Business, operations, assets, Properties, condition (financial or otherwise), results of operations, insurance licenses or Permits of the Company which, individually or in the aggregate, has had or is reasonably likely to have a Material Adverse Effect.

          (2) Except as set forth in Section 3.10 of the Disclosure Schedule or as specifically disclosed in the Company's 1998 Annual Statutory Statement, since September 30, 1998 the Business of the Company has been conducted only in the ordinary course of business consistent with past practice and there has not been:

          (1) any material change in the underwriting, reinsurance, marketing, accounting, establishment of reserves, investment or claims adjustment policies and practices of the Company, including, without limitation, any change which has had the effect of accelerating the recording and billing of premiums or accounts receivable or retarding the payment of expenses or establishing Reserves in connection with any accounts or Business of the Company, or has had the effect of materially altering, modifying or changing the historic operating, financial or accounting practices or policies of the Company, including accruals of and reserves for Tax liabilities;

          (2) any damage, destruction or casualty loss with respect to the Property of the Company (whether or not covered by insurance) which has had or is reasonably likely to have a Material Adverse Effect;

          (3) any payment pursuant to the Tax Sharing Agreement other than a payment permitted under Section 5.01(g)(iii) hereof.

          (4) any direct or indirect repurchase, redemption or other acquisition by the Company of any shares of capital stock or other securities of the Company, or any declaration, setting aside or payment of any dividend or other distribution in respect of shares of capital stock of the Company;

          (5) any employment, bonus, incentive or deferred compensation, severance or termination agreement or arrangement entered into between the Company and a director, officer or other employee or consultant of the Company;

          (6) any indebtedness incurred by the Company for borrowed money, including, without limitation, obligations in respect of capitalized leases, or any guarantee by the Company of indebtedness for borrowed money or any other obligation of any other Person;

          (7) any sale, lease, abandonment or other disposition by the Company of any interest in Property, other than for fair value in the ordinary course of business and consistent with past practice;

          (8) any increase in the rate or terms of the compensation payable or to become payable by the Company to any of its directors, officers or employees, except salary increases to non-management employees in the ordinary course of business and consistent with past practice;

          (9) the creation of any Encumbrance on all or any portion of any material assets, Properties or rights of the Company, except Permitted Encumbrances;

          (10) any capital expenditure made by the Company, except capital expenditures not exceeding an aggregate of $50,000;

          (11) any amendment, modification, alteration, failure to renew or termination of any Contract or Reinsurance Agreement which, individually or in the aggregate with such other amendments, modifications, alterations, failure to renew or terminations, has had or could reasonably be expected to have a Material Adverse Effect;

          (12) any amendment, modification or termination of any Plan;

          (13) any waiver of any rights of material value or any cancellation or forgiveness of any claims, debts or accounts receivable owing to the Company other than in the ordinary course of business and consistent with past practice;

          (14) any making of any loan, advance or capital contribution to or investment by the Company in any Person, except in the ordinary course of business and consistent with past practice;

          (15) any transaction or commitment made, or any contract or agreement entered into, between the Company on the one hand, and the Seller or any of its Affiliates on the other hand;

          (16) any adoption of a plan of complete or partial liquidation, dissolution, rehabilitation, restructuring, recapitalization, re-domestication or other reorganization with respect to the Company;

          (17) any entry into any joint venture, partnership, managing general agency or similar arrangement with any Person;

          (18) any incurrence by the Company of any material liability for rate roll-backs or premium refunds, or failure by the Company to pay in full all guaranty fund assessments of which written notice has been received from any Governmental Authority;

          (19) any authorization, approval, agreement or commitment to do any of the foregoing; or

          (20) any other event or occurrence which has had or is reasonably likely to have a Material Adverse Effect.

          SECTION 1.16. Insurance Reserve.
                        -----------------

          (1) The Reserves as of the Reference Date and any subsequent date on which such Reserves may have been redetermined (i) were determined in accordance with SAP, (ii) were computed in accordance with generally accepted loss reserving standards and principles; (iii) met the requirements of the Massachusetts Insurance Code; and (iv) made reasonable provision, in the aggregate, for all unpaid loss and loss expense obligations, including obligations for incurred but not reported loss and loss adjustment expenses, and unearned premiums as of the Reference Date. The Company owns assets that qualify as admitted assets under the Massachusetts Insurance Code in an amount at least equal to the Reserves plus its minimum statutory capital and surplus as required under the Massachusetts Insurance Code.

          (2) The Seller has delivered or made available to the Purchaser true and complete copies of all actuarial reports, actuarial certificates and loss and loss adjustment expense reserve reports prepared by Dale Ogden & Associates and any other report prepared by any third party actuarial consultant on behalf of or made available to the Seller or any of its Affiliates, including the Company, in each case relating to the adequacy of the Reserves for any period ended on or after December 31, 1995.

          SECTION 1.17. Judgments, Decrees and Orders.  Neither the Company
                        -----------------------------
nor any of its directors, officers or employees (in their capacity as such) is a party to or subject to any judgment, decree, order, writ, award, or injunction of any Governmental Authority or arbitrator which, individually or in the aggregate with all such other judgments, decrees, orders, writs, awards and injunctions, has had or is reasonably likely to have a Material Adverse Effect. There is no default in any material respect on the part of the Company with respect to any judgment, order, writ, arbitration award, injunction, decree or award of any Governmental Authority or arbitrator to which it is subject.

          SECTION 1.18. Litigation.  Except as set forth in Section 3.13 of
                        ----------
the Disclosure Schedule, there are no claims, actions, suits, investigations, arbitrations or legal, administrative or other proceedings pending and, to the knowledge of the Seller and the Company, none are threatened, against or affecting the Company or any of its Properties, at law or in equity, or before or by any Governmental Authority or arbitrator. Since January 1, 1997, except with respect to payments made in the ordinary course in connection with Reinsurance Agreements or insurance policies written by the Company, there have been no payments made by or on behalf of the Company (other than pursuant to Reinsurance Agreements) with respect to any threatened or previously outstanding litigation.

          SECTION 1.19. Compliance with Laws. The Company is in compliance
                        --------------------
with (a) the terms of its certificate or articles of incorporation, its by-laws and any other charter or organization documents, (b) all laws, statutes, ordinances, rules, regulations or other legal requirements, whether federal, state, local or foreign, applicable to the Company or by which any of its Properties may be bound, (c) all applicable licenses, authorizations, orders, writs, judgements, injunctions, awards and decrees of any court, the Massachusetts Insurance Division or other Governmental Authority, or any arbitrator and (d) its Permits, except, in the case of clauses (b), (c) and (d), where the failure to comply would not, individually or in the aggregate, have a Material Adverse Effect.

          SECTION 1.20. Environmental, Health and Safety Compliance.
                        -------------------------------------------

          (1) For purposes of this Agreement, the term "Environmental and Safety
                                                   -----------------------------
Requirements" shall mean all federal, state and local statutes, regulations,
------------
ordinances, decrees and other provisions having the force or effect of law, all judicial and administrative orders and determinations to which the Company, the Seller or any Subsidiary of the Company or the Seller is subject, and all common law, in each case concerning public health and safety, worker health and safety and pollution or protection of the environment; and "Environmental Lien" shall
                                                     ------------------
mean any Encumbrance, whether recorded or unrecorded, in favor of any Governmental Authority relating to any liability of the Company arising under any Environmental and Safety Requirements.

          (2) Except as set forth in Section 3.15 of the Disclosure Schedule and other than liabilities in connection with any Reinsurance Agreements or insurance policies written by the Company:

          (1) The Company has complied with and is currently in compliance with all Environmental and Safety Requirements, and the Seller and the Company have not received any oral or written notice, report or information regarding any liabilities (whether accrued, absolute, contingent, unliquidated or otherwise) or any corrective, investigatory or remedial obligations arising under Environmental and Safety Requirements which relate to the Company or any of its Properties or facilities, except for any such noncompliance, liability or obligation which has not had and is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect.

          (2) Without limiting the generality of the foregoing, the Company has obtained and complied with, and is currently in compliance with, all Permits, licenses and other authorizations that may be required pursuant to any Environmental and Safety Requirements for the occupancy of its Properties or facilities or the operation of the Business. A list of all such Permits, licenses and other authorizations is set forth in Section
     3.15 of the Disclosure Schedule.

          (3) Neither this Agreement nor the consummation of the transactions contemplated by this Agreement shall impose any obligations on the Company or otherwise for site investigation or cleanup, or notification to or consent of any Government Authorities or third parties under any Environmental and Safety Requirements (including, without limitation, any so-called "transaction-triggered" or "responsible property transfer" laws and regulations).

          (4) The Company has not, either expressly or by operation of law, assumed or undertaken any liability or corrective, investigatory or remedial obligation of any other Person relating to any Environmental and Safety Requirements, which liability or obligation is or will be outstanding as of the date of this Agreement or as of the Closing Date.

          (5) No Environmental Lien has attached to any Property owned, leased or operated by the Company, which attachment is or will be outstanding as of the date of this Agreement or as of the Closing Date.

          (6) There is no existing practice, action or plan of the Company and no existing condition of the assets of the Company which could reasonably be expected to give rise to any civil or criminal liability under, or prevent compliance with, any Environmental and Safety Requirements, other than those the existence of which, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect.

          SECTION 1.21. Licenses and Permits. Except as set forth in Section
                        --------------------
3.16 of the Disclosure Schedule, the Company has all governmental licenses, permits and authorizations (other than those relating to the writing of insurance which are covered by the next sentence) necessary to carry on the Business now being conducted by the Company (collectively, the "Permits"), all
                                                                -------
of which are valid and in full force and effect, except for such Permits the absence of which, individually or in the aggregate, would not have a Material Adverse Effect. Section 3.02 of the Disclosure Schedule lists all jurisdictions in which the Company is licensed, authorized or permitted to write insurance or reinsurance. The Company has been duly authorized by the relevant state, foreign and other insurance regulatory authorities to write the lines of insurance or reinsurance that it is currently writing in the respective jurisdictions in which it does business. Except as set forth in Section 3.16 of the Disclosure Schedule, the Company does not conduct any business or underwrite reinsurance in any foreign jurisdiction which requires any license or approval for the Company to conduct its Business as currently conducted. No insurance regulator in any state has notified the Company, orally or in writing, that the Company is commercially domiciled in any jurisdiction, and neither the Seller nor the Company is aware of any facts that would result in the Company being commercially domiciled in any state. The insurance licenses attached to Section
3.02 of the Disclosure Schedule are the licenses necessary for the Company to conduct the Business in the manner and in the areas in which such Business is currently being conducted except where the failure to be so licensed would not, individually or in the aggregate, have a Material Adverse Effect, and all of the insurance licenses are valid and in full force and effect. The Company has not received any notice, oral or written, that it has, and to its knowledge it has not, engaged in any activity which would cause modification, limitation, non-renewal, revocation or suspension of any insurance license or Permit, and no action, inquiry, investigation or proceeding looking to or contemplating the revocation, modification, limitation, non-renewal or suspension of any thereof is pending or threatened. Except as set forth in Section 3.16 of the Disclosure Schedule, (i) all reports, statements, documents, registrations, filings and submissions to state insurance regulatory authorities complied in all respects with applicable law in effect when filed and (ii) no deficiencies have been asserted by any such regulatory authority with respect to such reports, statements, documents, registrations, filings or submissions that have not been satisfied except to the extent that any failure to file such items or such deficiencies would not, individually or in the aggregate, result in a Material Adverse Effect.

          SECTION 1.22.  Intellectual Property Rights.  Section 3.17 of the
                         ----------------------------
Disclosure Schedule sets forth a list of each trade name, service mark, trademark, logo, copyright, patent and other intangible property used by the Company which is material to the conduct of its Business, other than computer software generally available in the market (collectively, "Intellectual Property
                                                           ---------------------
Rights"), which are all the material intellectual property rights that are
------
required to conduct the Business. Except as set forth in Section 3.17 of the Disclosure Schedule, the Company owns and has good and marketable title or has valid and enforceable licenses relating to all of the Intellectual Property Rights and such computer software, and has the right to use the Intellectual Property Rights and such computer software, free and clear of any royalty or other payment obligation (except as provided in any license) or claims of infringement or other Encumbrance. Neither the Seller nor the Company has received any notice of any conflict with or violation or infringement of, any rights of any other Person with respect to any Intellectual Property Right or such computer software. The Intellectual Property Rights have been registered to the extent required with the appropriate Governmental Authority and such registrations have been continuously maintained and are in full force and effect. To the best of the knowledge of the Seller and the Company, the rights of the Company to the Intellectual Property Rights are not being infringed by others. No licenses have been granted by the Company, and there is no obligation requiring the Company to grant any license, with respect to any of the Intellectual Property Rights.

          SECTION 1.23.  Property.
                         --------

          (1) The Company owns no real property. The Company leases no real property other than the real property located at 100 Campus Drive, Suite 310, Florham Park, New Jersey. A true and correct copy of the lease with respect to such real property has been provided to the Purchaser. The Company's leasehold interest in the Florham Park, New Jersey real property is free and clear of all Encumbrances, except: (i) liens for Taxes and assessments not yet payable; (ii) liens, imperfections of title and easements which do not, either individually or in the aggregate, materially detract from the value of, or interfere with the present use of, the Properties subject thereto or affected thereby; and (iii) inchoate mechanic and materialmen liens for construction in progress and workmen's, repairmen's, warehousemen's and carrier's liens arising in the ordinary course of the Business, provided that the liabilities secured by such liens are not due or delinquent (the exceptions in clauses (i), (ii) and
(iii) being herein called "Permitted Encumbrances").
                           ----------------------

          (2) Neither the Company nor, to the best knowledge of the Seller and the Company, any other party thereto, is in or is claimed to be in material breach of or in material default under any material lease of real property to which the Company is a party, and no event has occurred which (after notice or lapse of time or both) would become a material breach or material default under, or would permit modification, cancellation, acceleration or termination of, any such material lease or result in the creation of any material Encumbrance upon, or any Person obtaining any right to acquire, any Properties, assets or rights of the Company. There are no unresolved disputes under any such lease.

          (3) The Company has good and marketable title to, or a valid leasehold interest in, all its material personal Property free and clear of all Encumbrances except Permitted Encumbrances.

          (4) All equipment, fixtures and other Properties owned, leased or used by the Company (all of which are listed in Section 3.18(d) of the Disclosure Schedule) are (i) in good operating condition and repair, reasonable wear and tear excepted, and (ii) adequate for the Business currently conducted by the Company and suitable in all respects for the purposes for which they are now being used, except for such failures to be in such good operating condition or adequacy or suitability which, individually and in the aggregate, do not have a Material Adverse Effect.

          SECTION 1.24. Insurance.
                        ---------

          (1) Section 3.19 of the Disclosure Schedule contains a true and correct list of all property and casualty, liability, workers compensation, directors and officers liability, surety bonds, key-man and life insurance and other similar insurance contracts (including the expiration dates thereof, the limits of liability, deductible amounts, and the annual premiums thereof) that insure the business, operations or affairs of the Company that (i) have been issued to the Company or (ii) are held by the Seller or by any Affiliate of the Seller for the benefit of the Company and that will not continue to be applicable to the Company following the Closing. All such insurance is in full force and effect and, to the best of the knowledge of the Seller and the Company, is with financially sound and reputable insurers in accordance with normal industry practice.

          (2) Since January 1, 1995, the Company has not failed to give any material notice or to present any material claim under any insurance policy or surety bond in due and timely fashion. The Seller has given the Purchaser the most recently available reports for the Company on: (i) accidents, casualties or damages occurring on or to the Properties or assets of the Company; and (ii) claims by the Company for damages, reimbursement of losses, contribution or indemnification under any insurance policy and settlements or negotiations of settlements relating thereto, except with respect to claims pursuant to Retrocession Arrangements.

          SECTION 1.25.  Relationships with Affiliates, Officers, Directors
                         --------------------------------------------------
and Interested Parties.  Except as set forth in Section 3.20 of the Disclosure
----------------------
Schedule and other than intercompany payables and receivables arising from the payment of expenses or provision of services by the Company on behalf of the Seller, or by the Seller on behalf of the Company, as the case may be (which shall be reduced to zero by a cash payment by the Seller to the Company on or before the Closing Date), the Company is not a party to any contract, agreement or arrangement with the Seller or any of its Affiliates, or any officer, director or employee of such Persons.

          SECTION 1.26.  Assumed and Ceded Reinsurance Agreements.
                         ----------------------------------------

          (1)  As used in this Agreement, the term "Reinsurance Agreements"
                                                    ----------------------
shall mean all assumed and ceded reinsurance and retrocession agreements, contracts, treaties, obligations, instruments or other reinsurance or retrocession commitments, arrangements or undertakings of any kind to which the Company is a party or by which the Company or any of its respective Properties may be bound or affected.

          (2) Set forth in Section 3.21(b) of the Disclosure Schedule is a complete and accurate list of each Reinsurance Agreement pursuant to which the Company has assumed business and which was in force at any time after December 31, 1987 and prior to January 1, 1999, including a description of certain of the terms thereof (including the name of the ceding company, the name of the broker, type of contract, inception date, estimated premium and limit). The Seller will deliver to the Purchaser at the Closing a complete and accurate list of each assumed Reinsurance Agreement in force five Business Days prior to the Closing Date, including information similar to Section 3.21(b) of the Disclosure Schedule.

          (3) Set forth in Section 3.21(c) of the Disclosure Schedule is a complete and accurate list of each Reinsurance Agreement pursuant to which the Company has ceded or transferred any portion of its obligations or liabilities under any reinsurance or insurance agreement (a "Retrocession Arrangement") and
                                                 ------------------------
which was in force at the Reference Date, including a description of certain of the terms thereof (including the name of the retrocessionaire, type of contract, inception date, estimated premium and limit). Except as set forth in Section 3.21(c) of the Disclosure Schedule, (i) to the best knowledge of the Seller and the Company, none of such retrocessionaires is insolvent or the subject of a rehabilitation, liquidation, conservatorship, receivership, bankruptcy or similar proceeding; (ii) the financial condition of any such retrocessionaire is not impaired to the extent that a default thereunder is reasonably anticipated,
(iii) no notice of intended cancellation has been received by the Company from any of such retrocessionaires; and (iv) the Company is entitled under the Massachusetts Insurance Code to take full credit in its Annual Statutory Statements for all amounts recoverable by it pursuant to any Retrocession Arrangement, and all such amounts recoverable have been properly recorded in the books and records of account of the Company and are properly reflected in the Annual Statutory Statements. The Seller will deliver to the Purchaser at the Closing a complete and accurate list of each Retrocession Arrangement in force five Business Days prior to the Closing Date including information similar to
Section 3.21(c) of the Disclosure Schedule. No such Retrocession Arrangement contains any provision providing that any such party thereto may terminate, cancel, or commute the same by reason of the transactions contemplated by this Agreement.

          (4) All of the Reinsurance Agreements are valid, binding and enforceable against the Company and, to the best of the knowledge of the Seller, against the other parties thereto in accordance with their terms and are in full force and effect. The Company is not, and to the best of the knowledge of the Seller and the Company, no other party thereto is, in or claimed to be in material breach or material default under any Reinsurance Agreement, and no event has occurred which (after notice or lapse of time or both) would become a material breach or material default under, or would permit modification, cancellation, acceleration or termination of, any Reinsurance Agreement or result in the creation of any material Encumbrance upon, or result in any Person obtaining any right to acquire, any Properties, assets or rights of the Company. There are no unresolved disputes under any Reinsurance Agreement.


          SECTION 1.27.  Other Contracts.
                         ---------------

          (1) Set forth on Section 3.22 of the Disclosure Schedule is a complete and accurate list of (x) each Contract which is material to the Business, Properties, operations, assets, liabilities or financial condition of the Company and (y) without regard to materiality, each of the following Contracts relating to the Company (access to correct and complete copies or, if none exist, written descriptions, of all Contracts called for by clauses (x) and
(y) having been provided to the Purchaser):

          (1) All Contracts out of the ordinary course of business representing, individually or in the aggregate, non-terminable future liabilities in excess of $50,000;

          (2) Each employment, severance, termination, agency, brokerage, consultation or representation Contract or similarly binding arrangement of any type (including, without limitation, loans or advances) with any current or former executive, employee, consultant, representative, officer or director of the Company, or any managing general agent, agent, reinsurance intermediary, claims adjuster or administrator or broker of the Company who receives compensation or commissions of $25,000 or more per year or to whom any underwriting or claims settlement authority is delegated, and the name, position and rate of compensation of each such Person and the expiration date of each such Contract;

          (3) All Contracts or similarly binding arrangements with any Person containing any provision or covenant limiting the ability of the Company to engage in any line of business in any geographical area or compete with any Person;

          (4) All partnership, joint venture or profit-sharing Contracts with any Person (other than participation in reinsurance arrangements and underwriting agreements entered into in the ordinary course of business and consistent with past practice);

          (5) All Contracts relating to the borrowing of money or the deferred purchase price of Property (other than repurchase agreements and reverse repurchase agreements entered into in the ordinary course of managing the Company's investments and consistent with past practice), or the direct or indirect guarantee of any obligation for, or Contracts to service the repayment of, borrowed money or any other liability in respect of indebtedness for borrowed money of any other Person;

          (6) Each lease, sublease, license (excluding computer software) or rental or use Contract to which the Company is a party with respect to personal Property used by the Company in the conduct of its Business, operations or affairs and providing for annual rental payments to be paid by or on behalf of the Company in excess of $10,000;

          (7) All Contracts relating to the future disposition or acquisition of any investment in any Person or of any interest in any business enterprise (other than the disposition or acquisition of investments in the ordinary course of business consistent with past practice), and all Contracts requiring the Company to purchase any security (other than such purchases in the ordinary course of business consistent with past practice);

          (8) All reinsurance pools pursuant to which the Company has assumed reinsurance risks currently in force and all assigned pools in which the Company is participating, other than state FAIR plans, assigned risk plans, joint underwriting associations and similar associations arising from the requirements of state insurance rules and regulations;

          (9) Each Contract relating to computer software licensing or data processing services representing non-terminable future liabilities in excess of $10,000;

          (10) Each Contract (other than Contracts cancelable at will or with 30 days' notice, in each case without penalty) involving payments of more than $10,000 during its term for the purchase of materials, supplies or services;

          (11) Each Contract (other than Contracts cancelable at will or with 30 days' notice, in each case without penalty) which obligates the Company to provide services to a third party; and

          (12) Any power of attorney which is currently effective and outstanding, other than powers of attorney which are required by law or which have been granted pursuant to requirements of applicable state insurance or securities rules and regulations.

          (2) All of the material Contracts are valid, binding and enforceable against the parties thereto in accordance with their terms and are in full force and effect, subject to the effect of any applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors' rights generally and subject, as to enforceability, to the effect of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). The Company is not, and to the best of the knowledge of the Seller and the Company, no other party thereto is, in or claimed to be in material breach or material default under any material Contract, and no event has occurred which (after notice or lapse of time or both) would become a material breach or material default under or would permit modification, cancellation, acceleration or termination of, any material Contract or result in the creation of any material Encumbrance (other than Permitted Encumbrances) upon, or any Person obtaining any right to acquire, any Properties, assets or rights of the Company. There are no unresolved disputes under any material Contract. No material Contract contains any provision providing that any other party thereto may terminate or cancel the same by reason of the transactions contemplated by this Agreement.

          SECTION 1.28.    Employee Benefit Matters.
                           ------------------------

          (1) Set forth in Section 3.23(a) of the Disclosure Schedule is a complete and correct list of all retirement, pension, savings, profit-sharing, bonus, incentive compensation, deferred compensation, stock option or stock compensation, welfare benefit, severance or termination, retiree medical, dental or life insurance, supplemental retirement, employment or consulting agreements and other material contracts and arrangements (including automobile rental or usage arrangements) maintained or contributed to by the Company, or covering employees, former employees or independent contractors of the Company ("Employees") with respect to their employment with the Company, including, but
  ---------
not limited to, "employee benefit plans" within the meaning of Section 3(3) of ERISA (each, a "Plan", and collectively, the "Plans"). Each Plan is in writing
                ----                          -----
and true and complete copies of the following items relating to each Plan, where applicable, have heretofore been made available to the Purchaser: (i) the Plan and any trust, custodial or other funding agreement, including all amendments thereto; (ii) the three most recent actuarial reports and annual reports (Forms 5500) filed with the Internal Revenue Service ("IRS"); (iii) the most recent determination
                               ---
letters issued by the IRS; (iv) the most recent summary plan descriptions, summary of material modifications to such summary plan descriptions and all material Employee communications relating to such Plans distributed within the last 12 months; and (v) the three most recent custodial or trustee reports or other financial statement for funded Plans.

          (2)  None of the Plans is a multiemployer plan, within the meaning of
Section 3(37) or 4001(a)(3) of ERISA (a "Multiemployer Plan") or a single
                                         ------------------
employer plan, within the meaning of Section 4001(a)(15) of ERISA, for which the Company could incur liability under Section 4063 or 4064 of ERISA (a "Multiple
                                                                      --------
Employer Plan").
-------------

          (3) Each of the Plans is and has been maintained and administered in compliance with the applicable provisions of ERISA, the Internal Revenue Code, and all other applicable Federal or state laws and regulations. Each Plan intended to be qualified under Section 401(a) of the Internal Revenue Code is so qualified and has either received a favorable determination letter from the IRS, or is in the process of applying for such a determination letter, with respect to the Plan and all amendments, and the Seller and the Company are not aware of any circumstances likely to result in revocation of any such favorable determination letter or, if applicable, denial of such favorable determination letter. There is no pending, anticipated or threatened litigation, claim, action or proceeding relating to the Plans, other than claims for benefits in the ordinary course. Neither the Seller nor the Company nor any fiduciary of any Plan has engaged in a transaction with respect to any Plan which could subject the Company to any (i) Tax or penalty imposed by either Section 4975 or 4976 of the Internal Revenue Code or Section 502 of ERISA, or (ii) liability under Section 409 of ERISA.

          (4) No liability under Subtitle C or D of Title IV of ERISA has been incurred and not satisfied and no condition exists which presents a material risk that liability would be incurred by the Company, in each case with respect to any ongoing, frozen or terminated plan currently or formerly maintained or contributed to by the Company or any Person which would be now or at the applicable time considered a member of the Company's "controlled group" within the meaning of Section 400(a)(14) of ERISA (an "ERISA Affiliate"), and (ii) no
                                                ---------------
withdrawal liability has been incurred and not satisfied under Subtitle E of Title IV of ERISA or is anticipated (regardless of whether based on contributions of an ERISA Affiliate or the Company) which could result in a liability to the Company. No Notice of Reportable Event (within the meaning of Section 4043 of ERISA) has been required to be filed for any Plan within the three years preceding the Closing Date. No distribution has been made from a Plan that does not comply with Treasury Regulation (S)1.401(a)(4)-5(b).

          (5) All contributions required to be made on or prior to the Closing Date under the terms of any Plan or required by applicable law have been or will be timely made. All such contributions to the Plans, and all payments under the Plans, except those to be made from a trust qualified under Section 401(a) of the Internal Revenue Code, for any period ending before the Closing Date that are not yet, but will be, required to be made, are properly accrued and reflected on the Reference Financial Statement. No Plan or any "employee benefit plan' (within the meaning of Section 3(3) of ERISA) of an ERISA Affiliate (an "Affiliate Plan") has an "accumulated
                                          --------------
funding deficiency" (whether or not waived) within the meaning of Section 302 of ERISA or Section 412 of the Internal Revenue Code and neither the Company nor any ERISA Affiliate has an outstanding funding waiver.

          (6) Under each Plan which is a "single employer plan," within the meaning of Section 4001(a)(15) of ERISA, as of the last day of the Plan year ending in December 1997, the "current liability", within the meaning of Section 412(l)(7) of the Internal Revenue Code (as determined on the basis of the actuarial assumptions contained in the Plan's most recent actuarial valuation), did not exceed the then current fair market value of the assets of such Plan and there has been no material change in the financial condition of such Plan since the last day of such Plan year. The information provided to the actuaries for use in preparing any Plan's actuarial valuation was complete and accurate in all respects and neither the Seller nor the Company have any reason to believe that the conclusions expressed in those valuations are incorrect or incomplete. Each Plan that is a "defined benefit plan" (as defined by Section 3(35) of ERISA) could be terminated at the Closing Date in a standard termination under Section 4041(b) of ERISA without making any additional contributions to such Plan.

          (7) No written or oral representations have been made to any Employee of the Company, promising or guaranteeing any payment or funding for the continuation of medical, dental, life or disability coverage for any period of time beyond the end of the current Plan year or beyond the termination of an Employee's employment, except to the extent of coverage required under COBRA.

          (8) Each of the Plans which is a "group health plan" within the meaning of Section 4980B of the Internal Revenue Code has been administered in material compliance with Title 1, Subtitle B, Part 6 of ERISA and Section 4980B of the Internal Revenue Code and the regulations thereunder ("COBRA"), and there
                                                              -----
has been no failure to provide continuation coverage under any Plan or Affiliate Plan which is a group health plan, as required by the foregoing provisions of the Internal Revenue Code and ERISA.

          (9) Except as set forth in Section 3.23(i) of the Disclosure Schedule, the Company does not have any formal plan or express or implied commitment to create any additional plan, policy, agreement or arrangement that would affect any Employee, or modify, change or terminate any existing Plan, other than with respect to a modification or change required by ERISA or the Internal Revenue Code or applicable law.

          (10) All benefits earned as of the Reference Date that will be payable after the Closing Date under any Plan providing for deferred compensation, including, but not limited to, benefits payable under any Plan providing supplemental executive benefits to a select group of highly compensated employees or any "top hat" plan, program or arrangement, and any Employee service and/or bonus awards (including without limitation, awards under any incentive compensation plan), are properly accrued and reflected on the Reference Financial Statement.

          (11) Except as set forth in Section 3.23(k) of the Disclosure Schedule, no Plan is a severance or parachute pay plan, policy, arrangement or agreement, and no Plan provides benefits similar to those provided under a severance or parachute pay plan, policy or arrangement.

          (12) Except as set forth in Section 3.23(l) of the Disclosure Schedule, no Plan is a stay-bonus agreement or arrangement, retention agreement or similar "pay-to-stay" plan, program, arrangement or agreement; there are no obligations pursuant to any Plan with respect to a stay-bonus agreement or arrangement, retention agreement or similar "pay-to-stay" plan, program, arrangement or agreement; and no Plan provides benefits as a result of or in connection with the consummation of the transactions contemplated in this Agreement.

          (13) No benefit under any Plan or agreement between the Company or the Seller and an Employee will be triggered or become accelerated, vested or payable by reason of this Agreement or any transaction contemplated hereby.

          (14) Other than the Plans under which there are accrued but unpaid benefits, which are listed on Section 3.23(n) of the Disclosure Schedule, but only to the extent of such accruals, all of the Plans are terminable by the Purchaser after the Closing without any payment or penalty.

          (15) Section 3.23(o) of the Disclosure Schedule sets forth all payments or benefits (whether or not in cash) which will be earned by the Employees through the Closing Date by reason of the Plans listed on Section 3.23(n) of the Disclosure Schedule, assuming that all such Employees are employed by the Company on the Closing Date.

          SECTION 1.29.   Labor Matters.
                          -------------

          (1)   Except as set forth in Section 3.24 of the Disclosure Schedule,
(i) there are no controversies pending or, to the best knowledge of the Seller and the Company, threatened, between the Company and any of its employees, which controversies have had or are reasonably likely to have a Material Adverse Effect; (ii) the Company is not a party to any collective bargaining agreement or other labor union contract applicable to persons employed by the Company and no application for certification of a collective bargaining agent is pending or, to the best of the knowledge of the Seller and the Company, threatened; (iii) there are no grievances outstanding against the Company under any such agreement or contract; (iv) there are no unfair labor practice complaints pending against the Company before the National Labor Relations

Board; and (v) the Seller and the Company have no knowledge of any pending or threatened strikes, slowdowns, work stoppages, lockouts, or threats thereof, by or with respect to any Employees.

          (2) The Company has, in the ordinary course consistent with past practice, paid or made provisions for the payment of all salaries and accrued wages to be made with respect to the Employees and has complied in all material respects with all laws relating to the employment and safety of labor, including provisions relating to wages, hours, benefits, collective bargaining, the payment of social security and similar Taxes, and all applicable occupational safety and health acts, laws and regulations. The Company has not had a "plant closing" or "mass layoff" within the meaning of the Worker Adjustment and Retraining Notification Act, 29 U.S.C. (S)(S) 2101 et seq. (the "WARN Act"). No
                                                   ------        --------
employees (within the contemplation of the WARN Act) of the Company have suffered, may be deemed to have suffered or will have suffered an "employment loss" as defined in the WARN Act within the 90 days prior to the date of this Agreement or prior to the Closing Date. The Company is not liable for any arrears in withholding or any Taxes or penalties for any material failure to comply with any of the foregoing.

          SECTION 1.30.   Taxes.  Except as set forth in Section 3.25 of the
                          -----
Disclosure Schedule:

          (1) All Tax Returns required to be filed in respect of the Company or any affiliated, combined, consolidated, unitary or similar group of which the Company was or is a member ("Relevant Group") that are due, taking into account
                             --------------
timely extensions of the filing period, on or prior to the Closing Date have been duly and timely filed (or will have been duly and timely filed by the Closing Date) in accordance with all applicable laws and each such Tax Return is correct, accurate and complete in all material respects. The Company or the member of the Relevant Group has (or will have by the Closing Date) paid, or has (or will have by the Closing Date) made provision for Taxes (as opposed to any reserve for deferred Taxes to reflect timing differences between book and Tax income) on its books in accordance with GAAP for the payment of, all Taxes, whether or not yet due and payable and whether or not disputed, in respect of the periods covered by Tax Returns which are due on or before the Closing Date, and has (or will have by the Closing Date) accrued or otherwise adequately reserved prorated liabilities on its books in accordance with GAAP for the payment of all Taxes for periods beginning before and ending after the Closing Date for which Tax Returns have not yet been filed.

          (2) The Company has made all withholdings of Taxes that it reasonably determined were required to be made under all applicable federal, state, local and foreign Tax laws and regulations on or before the Closing Date in connection with payments made to any employee, former employee, creditor, shareholder, affiliate, customer or supplier, and to the extent required to be paid, such withholdings have been paid to the respective governmental agencies.

          (3) There have been made available to the Purchaser true and complete copies of all material Tax Returns, as may be relevant to the Company since January 1, 1993.

          (4) No deficiencies, adjustments, or changes in assessments for any Taxes have been proposed, asserted or assessed against the Company. All liabilities in respect of federal income Taxes of the Company have been finally determined for all taxable years prior to and including the years set forth in
Section 3.25(d) of the Disclosure Schedule. There is no action, suit, proceeding, audit, investigation or claim pending or, to the best knowledge of the Seller and the Company, threatened, in respect of any Taxes for which the Company may become liable, including as a transferee of the assets of, or successor to, any entity. All deficiencies proposed as a result of any audits have been paid or finally settled and no deficiencies have been proposed in the course of any pending audit. No issue has been raised during the past five years by the IRS in any audit of the Company or its predecessor which, by application of similar principles, could be expected to result in a material proposed deficiency for any period not yet audited or for periods under audit.

          (5) Except as set forth in Section 3.25(e) of the Disclosure Schedule, the Company has not executed or filed with the IRS or any other taxing authority any agreement or other document extending, or having the effect of extending, the period of assessment or collection of any Taxes for which the Company may be liable.

          (6) The Company qualifies as an insurance company under the Internal Revenue Code and neither the Seller nor the Company has received any notice or other communication relating to or affecting such qualification of the Company as an insurance company.

          (7) Except as set forth in Section 3.25(g) of the Disclosure Schedule, from and after the Company's formation no entity has joined in filing a consolidated, combined, affiliated, unitary or similar return with the Company and the Company has not filed or consented to the filing of any foreign, federal or state consolidated, combined, affiliated, unitary or similar return with any entity.

          (8) The Company is not a partner in any partnership, joint venture or other arrangement that is treated as a partnership for Tax purposes other than certain mandatory state insurance associations and mandatory state reinsurance pools.

          (9) There are no material Encumbrances for Taxes upon the assets of the Company except Encumbrances for Taxes not yet due and payable.

          (10) Neither the Seller nor the Company has filed a consent pursuant to Section 341(f) of the Internal Revenue Code, or agreed to have Section 341(f)(2) of the Internal Revenue

Code apply to any disposition of a subsection (f) asset (as defined in Section 341(f)(4) of the Internal Revenue Code) owned by the Seller or the Company.

          (11) The Company has made all payments of estimated Taxes that are required to be made prior to the Closing Date.

          (12) The Company has not made any payments, nor is it obligated to make any payments, nor is it a party to any agreement that under certain circumstances could require it to make any payments, that are not deductible under Section 280G of the Internal Revenue Code.

          (13) None of the assets of the Company constitutes tax-exempt bond financed property or tax-exempt use property, within the meaning of Section 168 of the Internal Revenue Code. The Company is not a party to any "safe harbor lease" that is subject to the provisions of Section 168(f)(8) of the Internal Revenue Code as in effect prior to the Tax Reform Act of 1986, or to any "long-term contract" within the meaning of Section 4.60 of the Internal Revenue Code.

          (14) There are no accounting method changes, and, to the best knowledge of the Seller and the Company, there are no proposed or threatened accounting method changes of the Company that could reasonably be expected to give rise to an adjustment under Section 481 of the Internal Revenue Code for periods after the Closing Date.

          (15) The Company has not received any written ruling of a taxing authority related to Taxes or, since its formation, entered into any material written and legally binding agreement with a taxing authority relating to Taxes except as regards the extension of any statute of limitations.

          (16)  The Company has no liability for Taxes of any Person (i) under
Section 1.1502-6 of the Treasury Regulations (or any similar provision of state, local or foreign Law), (ii) as a transferee or successor by operation of law, or
(iii) by contract. The Company is not a party to any Tax allocation or sharing agreement, other than the Tax Sharing Agreement.

          (17) The Company has not participated in or cooperated with an international boycott within the meaning of Section 999 of the Internal Revenue Code.

          (18) Section 3.25(r) of the Disclosure Schedule contains a list of all states, territories and jurisdictions (foreign or domestic) to which any tax is properly payable by the Company. No claim has ever been made by any taxing authority in a jurisdiction in which the Company does not file tax returns that it is or may be subject to Tax in that jurisdiction.

          SECTION 1.31.   Agents.  To the best of Seller's knowledge, all
                          ------
Persons through whom the Company has placed or sold reinsurance and insurance are duly licensed (to the extent such licensing is required) to sell or place reinsurance and insurance in the jurisdictions where they do so on behalf of the Company. Except as set forth in
Section 3.26 of the Disclosure Schedule, no single agent, broker, intermediary or producer generated more than $500,000 of the aggregate gross written premium of the Company during the years ended December 31, 1997 or December 31, 1998. Except as otherwise set forth in Section 3.26 of the Disclosure Schedule, no Person listed on Section 3.26 of the Disclosure Schedule has given or been given written notice of termination or, to the knowledge of the Seller or the Company, threatened or been threatened with termination, or threatened or been threatened with a substantial reduction in the amount of premiums to be written by such Person on behalf of the Company. Except as set forth Section 3.26 of the Disclosure Schedule, the Company is not a party to any managing general agency contracts or other similar arrangements. The Company is not a party to any fronting or similar agreement to place or sell reinsurance or insurance for any other Person.

          SECTION 1.32.   Accounts with Financial Institutions.  Section 3.27
                          ------------------------------------
of the Disclosure Schedule sets forth a list of all safe deposit boxes, active bank accounts and other time or demand deposits of the Company, together with the names and addresses of the applicable financial institution or other depository, the account number and the names of all persons authorized to draw thereon or who have access thereto.

          SECTION 1.33.   Minute Books; Stock Books; Officers and Directors.
                          -------------------------------------------------
The minute books of the Company which have been made available to the Purchaser for its inspection contain true and complete records of all meetings and consents in lieu of meetings of the Board of Directors (and any committee thereof) of the Company and its shareholders since incorporation and accurately reflect all transactions referred to in such minutes and consents in lieu of meetings. The stock books of the Company which have been made available to the Purchaser for its inspection are true and complete. Attached as Section 3.28 of the Disclosure Schedule is a true and correct list of the officers and directors of the Company as of the date of this Agreement.

          SECTION 1.34.   Continuing Business Relationships.  Except as set
                          ---------------------------------
forth in Section 3.29 of the Disclosure Schedule, to the best of the knowledge of the Seller and the Company, no insured, reinsured, retrocedent or retrocessionaire of the Company will cease to do business or materially adversely change its volume of business with the Company after the consummation of the transactions contemplated hereby.

          SECTION 1.35.   Year 2000.
                          ---------

          (1) Section 3.30 of the Disclosure Schedule sets forth a description of the Seller's plans to evaluate and implement solutions to Year 2000 issues confronting the Seller and its operations, including those of the Company, and the remediation costs for hardware and software problems.

          (2)  Based on its review and study of Year 2000 issues as reflected in
Schedule 3.30, the Seller believes that neither Year 2000 problems nor commercially reasonable and foreseeable remediation costs have had, or will have, a Material Adverse Effect with respect to either the Company or the Seller.

          SECTION 1.36.   Brokers.  Except for Advest, no broker, finder or
                          -------
investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Seller. The Seller is solely responsible for the fees and expenses of Advest.

          SECTION 1.37.   Disclosure.  No representation or warranty or other
                          ----------
statement made by the Seller in this Agreement or in the Disclosure Schedule contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading.



                REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

          As an inducement to the Seller to enter into this Agreement, the Purchaser hereby represents and warrants to the Seller as follows:

          SECTION 1.38.   Incorporation and Authority of the Purchase.  The
                          -------------------------------------------
Purchaser is a corporation duly incorporated, validly existing and in good standing under the laws of the State of New York and has all necessary corporate power and authority to own, lease and operate its properties, to conduct its business as now being conducted, to enter into this Agreement and each other agreement and instrument required to be executed and delivered by the Purchaser pursuant hereto, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by the Purchaser of this Agreement and each other agreement and instrument required to be executed and delivered by the Purchaser pursuant hereto, and the consummation by the Purchaser of the transactions contemplated hereby and thereby, have been duly and validly authorized by all requisite corporate action, and no other corporate proceedings on the part of the Purchaser are necessary to authorize the foregoing. This Agreement has been, and at the Closing the other agreements and instruments required pursuant hereto and to which the Purchaser is a party will have been, duly and validly executed and delivered by the Purchaser, and (assuming the authorization, execution and delivery by the Seller, to the extent it is a party thereto), each of this Agreement and such other documents at the Closing will constitute a legal, valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms, subject to the effect of any applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors' rights generally and subject, as to enforceability, to the effect of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          SECTION 1.39.   No Conflict.  Assuming all consents, approvals,
                          -----------
authorizations, orders and other actions described in Section 4.04 have been obtained and/or taken, all filings and other notifications described in Section
4.04 have been made, and except as may result from any facts or circumstances relating solely to the Seller, the execution, delivery and performance of this Agreement by the Purchaser, the purchase of the Shares pursuant to this Agreement and the consummation by the Purchaser of the transactions contemplated hereby do not and will not (a) violate or conflict with the Certificate of Incorporation or By-laws (or other similar applicable documents) of the Purchaser, (b) conflict with or violate any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award applicable to the Purchaser, or (c) result in any breach of, or constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of any Encumbrance on any of the assets or properties of the Purchaser pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument relating to such assets or properties to which the Purchaser is a party or by which any of such assets or properties is bound or affected, which conflict, violation, breach or default in the case of clauses (a), (b) and (c) would have, or is reasonably likely to have, a material adverse effect on the ability of the Purchaser to consummate the transactions contemplated by this Agreement.

          SECTION 1.40.   Absence of Litigation.  No claim, action, proceeding
                          ---------------------
or investigation is pending against the Purchaser or any of its Affiliates which seeks to materially delay or prevent the consummation of the transactions contemplated hereby or which would be reasonably likely to adversely affect or restrict the Purchaser's ability to consummate the transactions contemplated hereby.

          SECTION 1.41.   Consents and Approvals.  The execution and delivery
                          ----------------------
of this Agreement and each other agreement and instrument required to be executed by the Purchaser, the purchase of the Shares pursuant to this Agreement and the consummation by the Purchaser of the transactions contemplated hereby do not, and the performance of this Agreement and each other agreement and instrument required to be executed by the Purchaser will not, require any consent, approval, authorization, order or other action by, or filing with or notification to, any Governmental Authority, except (a) as described in a writing delivered to the Seller by the Purchaser on the date hereof, (b) the notification requirements of the HSR Act, (c) the approval of the Massachusetts Insurance Division, and (d) filings under the Exchange Act.

          SECTION 1.42.   Investment Purpose.  The Purchaser is acquiring the
                          ------------------
Shares solely for its own account and not with a view to, or for offer or sale in connection with, any distribution thereof in any transaction which would be in violation of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

          SECTION 1.43.   Brokers.  Except for Gill and Roeser, Inc., no
                          -------
broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Purchaser. The Purchaser is solely responsible for the fees and expenses of Gill and Roeser, Inc.



                             ADDITIONAL AGREEMENTS

          SECTION 1.44.    Conduct of Business Prior to the Closing.
                           ----------------------------------------

          (1) Seller covenants and agrees that, between the date hereof and the Closing Date, it shall cause the Company to conduct its Business in the ordinary course and consistent with its prior practice except as described in Section 5.01(a) of the Disclosure Schedule or except as otherwise specifically provided in this Agreement.

          (2) Except as otherwise specifically provided in this Agreement, the Seller covenants and agrees that, prior to the Closing and without making any commitment on Purchaser's behalf, it will cause the Company (i) to use all commercially reasonable efforts to preserve substantially intact its business organization, goodwill, Permits and insurance licenses, (ii) to keep available to the Purchaser the services of Current Employees, (iii) to comply in all material respects with all laws, statutes, ordinances, rules and regulations applicable to the Company, (iv) to take all commercially reasonable steps to preserve the current relationships of the Company with its brokers, reinsurance intermediaries, ceding companies, reinsurers, agents, managing general agents, suppliers and other persons with which the Company has significant business relationships, and (v) to perform its obligations under all Reinsurance Agreements, Contracts and commitments to which it is a party or by or to which it is bound or subject.

          (3) The Seller covenants and agrees that prior to the Closing Date, it will cause the Company to maintain its books and records in the usual, regular and ordinary manner consistent with past practices; to use commercially reasonable efforts to continue in full force and effect the policies of insurance listed in Section 3.19 of the Disclosure Schedule or comparable substitute policies and will promptly notify Purchaser of any cancellation or non-renewal of such insurance; and to use commercially reasonable efforts to maintain all of its assets and Properties in good repair, working order and operating condition (subject only to ordinary wear and tear).

          (4) The Seller covenants and agrees that it will not allow the Company to amend, commute, terminate or waive any of its rights under any Reinsurance Agreement pursuant to which the Company has ceded or transferred any portion of its obligations or liabilities, except as otherwise contemplated by
Section 5.13.

          (5) The Seller covenants and agrees to cause the Company to commence preparation of and, consistent with past practice and on a timely basis, if required prior to the Closing Date, file with or submit to the Massachusetts Insurance Division and any other insurance department or other regulatory authority with which the Company is required to make such filings or submissions, and, if filed prior to the Closing Date, deliver to the Purchaser true and complete copies of, the quarterly statutory statement for each quarter of 1999 ended prior to the Closing Date, together with all related notes, exhibits and schedules thereto. All such quarterly statements filed with or submitted to the Massachusetts Insurance Division and any other insurance department, or regulatory authority (i) shall be prepared from the books of account and other financial records of the Company, (ii) shall be filed with or submitted to the Massachusetts Insurance Division, and such other insurance departments and regulatory authorities, on forms prescribed or permitted thereby, (iii) shall be prepared in accordance with SAP applied on a basis consistent with the past practices of the Company (except as set forth in the notes, exhibits or schedules thereto), and shall comply on their respective dates of filing or submission with the Massachusetts Insurance Code and the laws of such other jurisdictions, (iv) shall present fairly the statutory assets, liabilities, capital and surplus, results of operations and cash flows of the Company as of the dates thereof or for the periods covered thereby (subject to normal estimation of accruals and reserves and normal year-end audit adjustments), and (v) shall not use any accounting practices that are permitted than prescribed by the Massachusetts Insurance Division.

          (6) The Seller covenants and agrees that, prior to the Closing, it will not permit the Company to amend its Charter or By-laws or merge or consolidate or sell all or substantially all of its assets (other than ordinary course trading of its investment portfolio consistent with its investment guidelines and past practice), or obligate itself to do so, with or into or to any other entity, without the prior written consent of the Purchaser.

          (7) Except as otherwise specifically permitted by this Agreement, the Seller covenants and agrees that, without the prior written consent of the Purchaser, it will not permit the Company or any Subsidiary thereof prior to the divestiture thereof pursuant to Section 5.14(a) hereof), prior to the Closing, to:

          (1) change in any material respect its accounting methods, principles or practices except as required by SAP or GAAP or change in any material respect its underwriting, reinsurance, marketing, establishment of reserves, investment or claims adjustment policies or practices;

          (2) declare, set aside or pay any dividend or other distribution (whether in cash, stock, property or any combination thereof) in respect of the Shares or any other securities or redeem, repurchase or otherwise acquire any equity securities;

          (3) make any payment pursuant to the Tax Sharing Agreement, other than a payment consistent with past practice that is related to the Tax liability of the Company and (i) with respect to payments for periods (or portions thereof) beginning after the Reference Date which has been consented to by Purchaser, which consent may not be unreasonably delayed or withheld and (ii) with respect to payments for the periods (or portions thereof) that end on or before the Reference Date, that are reflected in the Tax Reserve;

          (4) revalue any of its assets, including, without limitation, writing off notes or accounts receivable, other than in the ordinary course of business consistent with past practice;

          (5) establish or increase any bonus, insurance, severance, termination, deferred compensation, pension, retirement, profit sharing, stock option (including, without limitation, the granting of stock options, stock appreciation rights, performance awards, or restricted stock awards), stock purchase or other employee benefit plans, or otherwise increase the compensation payable or to become payable to any of the Employees or any directors, officers or employees of the Company, except salary increases as may be required by law, and salary increases to non-officers, in the ordinary course of business consistent with past practice and not in excess of five percent (5%) per annum in the aggregate;

          (6) enter into any employment, bonus, incentive or defined compensation, severance or termination agreement with any of the Employees or any directors, officers, other employees or consultants or establish, adopt or enter into any collective bargaining agreement or adopt or amend any Plan;

          (7) create, incur, assume, maintain or permit to exist any Encumbrances on any Property of the Company other than Permitted Encumbrances;

          (8) create, incur or assume any indebtedness for borrowed money, including obligations in respect of capital leases, or guarantee any indebtedness for borrowed money or any other obligation of any other Person;

          (9) subject to Section 5.14(b), pay or discharge any material claim, liability or Encumbrance (whether absolute, accrued, contingent or otherwise), or waive any right, other than in the ordinary course of business consistent with past practice or pursuant to binding contractual obligations of the Company in existence on the date hereof;

          (10) hire any new employees, agents or consultants, except for those earning less than $30,000 per annum who are hired in the ordinary course of business consistent with past practice to replace departed employees;

          (11) authorize or make any capital expenditure in excess of an aggregate of $30,000;

          (12) issue or agree to issue any shares of its capital stock or securities exchangeable for or convertible into such capital stock;

          (13) become a party to any agreement (other than Reinsurance Agreements in the ordinary course of business consistent with past practice) which, if it existed on the date hereof, would be required to be listed in the Disclosure Schedule, or, other than in the ordinary course of business and consistent with past practice, amend or terminate any existing Reinsurance Agreement or, other than in the ordinary course of business and consistent with past practice, amend or terminate any other Contract;

          (14) subject to Section 5.14(a), dispose of or acquire any assets other than in the ordinary course of business for fair value and consistent with past practice;

          (15) make any investments in noninvestment grade securities;

          (16) abandon, modify, waive, terminate or otherwise change any of the insurance licenses described in Section 3.02 of the Disclosure Schedule or Permits of the Company, except as may be required by law or by any applicable insurance or other regulatory authority;

          (17) enter into any commutation of any ceded Reinsurance Agreement;

          (18) make any loan, advance or capital contribution to or investment by the Company in any Person, except in the ordinary course of business and consistent with past practice;

          (19) enter into any transaction or commitment made, or any contract or agreement between the Company on the one hand, and the Seller or any of its Affiliates on the other hand;

          (20) consider or adopt a plan of complete or partial liquidation, dissolution, rehabilitation, restructuring, recapitalization, re-domestication or other reorganization;

          (21) enter into any joint venture, partnership, managing general agency or similar arrangement with any Person;

          (22) settle or compromise any material claims against the Company (other than the payment of claims on insurance policies or under Reinsurance Agreements, in each case in the ordinary course of business consistent with past practice);

          (23) take any action or course of action inconsistent with its compliance with the covenants and agreements contained in this Agreement;

          (24) take or agree to commit to take any action that would make any representation or warranty of the Seller contained herein inaccurate in any material respect at the Closing or omit to take any action necessary to prevent any such representation or warranty from being inaccurate in any material respect at such time; and

          (25) transfer to or from the Seller or any Subsidiary of the Company any Property or asset relating to the Business, subject, however, to the
                                                     -------  -------
     second sentence of Section 5.14(a) hereof.

          SECTION 1.45.    Access to Information.  From the date hereof until
                           ---------------------
the Closing, upon reasonable notice, the Seller shall and shall cause its and the Company's officers, directors, employees, auditors and agents to, (i) afford the officers, employees and authorized agents and representatives of the Purchaser reasonable access, during normal business hours and upon reasonable advance notice, to the offices, properties, books and records of the Company and to its and the Company's respective officers, employees, agents, accountants and actuaries and (ii) furnish to the officers, employees and authorized agents and representatives of the Purchaser such additional financial and operating data and other information regarding the assets, properties, goodwill and Business of the Company as are available to the Seller or as may be prepared or compiled by the Seller or the Company without undue burden or expense as the Purchaser may from time to time reasonably request. No investigation or access to information pursuant to this Section 5.02 shall affect any representation or warranty made by the Seller to the Purchaser hereunder or otherwise affect the rights and remedies available to the Purchaser hereunder. The Confidentiality Agreement shall apply to all information, materials and documents provided or made available to the Purchaser or its officers, employees or authorized agents or representatives under this Section 5.02.

          SECTION 1.46.    Books and Records.
                           -----------------

          (1) The Purchaser agrees that it shall preserve and keep all material books and records of the Company for the period up to and including the Closing Date in the possession of the Purchaser or the Company for a period of at least seven years from the Closing Date. After such seven-year period, before the Purchaser or the Company shall dispose of any of such books and records, at least 90 calendar days' prior written notice to such effect shall be given by the Purchaser to the Seller, and the Seller shall be given an opportunity, at its cost and expense, to remove and retain all or any part of such books and records as the Seller may select. During such seven-year period, duly authorized representatives of the Seller shall, upon reasonable notice, have access thereto during normal business hours to examine, inspect and copy such books and records, with any out-of-pocket costs being borne by the Seller, upon providing to the Purchaser in reasonable detail the basis upon which such requested books and records are relevant to the inquiry, and such access shall be limited to such relevant books and records.

          (2) If, in order properly to prepare documents required to be filed with Governmental Authorities or their financial statements, it is necessary that any party hereto or any successors be furnished with additional information relating to the Company or the Business, and such information is in the possession of the other party hereto, such party agrees to use all reasonable efforts to furnish such information to such other party, at the cost and expense of the party being furnished such information upon the furnishing by the requesting party the reason such information is necessary, and excluding from the Purchaser's and from the Seller's obligations any information which is subject to a confidentiality agreement with any third Person.

          SECTION 1.47.    Confidentiality. The terms of the letter agreement,
                           ---------------
agreed and consented to by the Purchaser on September 11, 1998, between the Seller and the Purchaser (the "Confidentiality Agreement") are hereby
                               -------------------------
incorporated by reference and shall continue in full force and effect until the Closing, at which time such Confidentiality Agreement and the obligations of the Purchaser under this Section 5.04 shall terminate; provided, however, that the
                                                   --------  -------
Confidentiality Agreement shall not terminate in respect of that portion of such confidential information relating exclusively to matters not related to the transactions contemplated by this Agreement. If this Agreement is, for any reason, terminated prior to the Closing, the Confidentiality Agreement shall continue in full force and effect in respect of such confidential information. After the Closing Date, the Seller shall keep all non-public information relating to the Company confidential on the same terms as set forth for the Purchaser in the Confidentiality Agreement.

          SECTION 1.48.    Regulatory and Other Authorizations; Consents.
                           ---------------------------------------------

          (1) Each party hereto will use all reasonable efforts to obtain all authorizations, consents, orders and approvals of all Governmental Authorities that may be or become necessary for its execution and delivery of, and the performance of its obligations pursuant to, this Agreement, (including, without limitation, any required approvals of the Massachusetts Insurance Division or the Pennsylvania Insurance Department), and will cooperate fully with the other parties in promptly seeking to obtain all such authorizations, consents, orders and approvals, subject to the proviso in Section 5.05(b). Each party hereto agrees to make an appropriate filing of a Notification and Report Form pursuant to the HSR Act with respect to the transactions contemplated hereby as soon as reasonably practicable after the date hereof and to supply promptly any additional information and documentary material that may be requested pursuant to the HSR Act. The Purchaser agrees to promptly make its initial filing pursuant to Massachusetts Insurance Code Section 206 and Regulation 211 CMR 7 under the Massachusetts Insurance Code (the "Form A Filing") upon the execution
                                             -------------
of this Agreement and to supply promptly any additional information and documentary material that may be requested by the Massachusetts Insurance Division in connection therewith. The Purchaser agrees to provide a draft of the Form A Filing to the Seller for its review and to consult with the Seller relating to any issues arising as a result of the Seller's review, prior to the submission of the Form A Filing by the Purchaser to the Massachusetts Insurance Division; provided that such consultation does not delay the timely filing of the Form A Filing or any amendments or supplements thereto and it being agreed that the final determination as to the content of the Form A Filing or any amendments or supplements thereto shall remain with the Purchaser. The Purchaser agrees to provide the Seller with a copy of the Form A Filing and each amendment or supplement thereto in final form upon the submission thereof to the Massachusetts Insurance Division. The Seller and the Purchaser each agree to make all other appropriate filings with the Massachusetts Insurance Division and such other filings as may be required under the insurance laws of any other state or jurisdiction in which the Company does business. The parties hereto will not knowingly take any action that will have the effect of materially delaying, impairing or impeding the receipt of any required approvals.

          (2) The Seller agrees to promptly make, or cause the Company to make, any filing required pursuant to Pennsylvania insurance law (the "Pennsylvania
                                                                 ------------
Filing") upon the execution of this Agreement and to supply promptly any
------
additional information and documentary material that may be requested by the Pennsylvania Insurance Department in connection therewith. The Seller agrees to provide a draft of the Pennsylvania Filing to the Purchaser for its review and to consult with the Purchaser relating to any issues arising as a result of the Purchaser's review, prior to the submission of the Pennsylvania Filing by the Seller to the Pennsylvania Insurance Department; provided that such consultation does not delay the timely filing of the Pennsylvania Filing or any amendments or supplements thereto and it being agreed that the final determination as to the content of the Pennsylvania Filing or any amendments or supplements thereto shall remain with the Seller. The Seller agrees to provide the Purchaser with a copy of the Pennsylvania Filing and each amendment or supplement thereto in final form upon the submission thereof to the Pennsylvania Insurance Department.

          (3) The Purchaser and the Seller will use all their respective reasonable efforts to assist one another in obtaining the consents referred to in Sections 8.01(d), 8.02(d) and, if any, the consents referred to in Sections 8.01(e) and 8.02(e), including, without limitation, providing to such parties such financial statements and other financial information with respect to the Purchaser as such parties may reasonably request, if and to the extent such information may reasonably be required; provided, however, that neither the
                                        --------  -------
Purchaser nor the Seller shall be
obligated with respect to such assistance (i) to expend any funds except the payment of the fees and expenses of any applicable attorneys, consultants or other advisors retained by it and applicable filing fees or (ii) to take any actions with respect to their respective businesses or the Business of the Company which, in its reasonable judgement, is materially adverse.

          SECTION 1.49.    No Solicitation of Employees.  For a period of three
                           ----------------------------
years following the Closing and other than through ordinary help-wanted advertising, (a) the Seller shall not, directly or indirectly, actively solicit or induce any employee of the Purchaser or any of its subsidiaries or the Company (including any Current Employee employed by the Seller, the Company or any other Subsidiary of the Company following the Closing) to leave such employment and become an employee of the Seller or any of its Affiliates and (b) the Purchaser and the Company shall not, directly or indirectly, actively solicit or induce any employee of the Seller or any Affiliate of the Seller to leave such employment and become an employee of the Purchaser or any of its Affiliates; provided, however, that nothing in this Section 5.06 shall prohibit
            --------  -------
the Seller or any of its Affiliates or the Purchaser or any of its Affiliates from employing any person who contacts them on his or her own initiative and without any direct or indirect solicitation by the Seller or any of its Affiliates or the Purchaser or any of its Affiliates, as the case may be.

          SECTION 1.50.    Use of Name.  Anything herein to the contrary
                           -----------
notwithstanding, no interest in or right (except as permitted below) to use the name "USF Re" or any derivation thereof or any logo, trademark or trade name including such name (collectively, the "Retained Names and Marks") shall be
                                        ------------------------
retained by the Company following the Closing. The Purchaser shall cause the Company to promptly file such documents as are necessary and appropriate to change its corporate name so as not to contain "USF", including, without limitation, amendments to the Charter of the Company, and amendments to all filings made by the Company to qualify to do business as a foreign corporation and amendments to all filings made by the Company with insurance regulatory authorities in order to be licensed or authorized to write reinsurance or insurance. Notwithstanding the foregoing, the Company shall be entitled, without any payment therefor, (x) for a period of one hundred eighty days following the Closing to use any materials existing on the Closing Date that bear any Retained Name or Mark or any name, mark or logo similar thereto, in each case when the removal of any Retained Name or Mark or any such similar name, mark or logo would be impractical or to allow time for the ordering and delivery of any new materials, which orders the Purchaser agrees to place as promptly as practicable, and (y) for a period of eighteen months following the Closing to use the name "USF Re Insurance Company" in connection with its efforts to renew existing Reinsurance Agreements, including the use of such name on such renewal contracts. The Purchaser agrees that the Seller shall have no responsibility for claims by third parties arising out of or relating to the use by the Company or the Purchaser of any Retained Name or Mark after the Closing, and the Purchaser agrees to defend, indemnify and hold harmless the Seller from any and all claims that may arise out of the use thereof by the Company or the Purchaser whether or not in accordance with this Agreement (other than claims of any third party relating to the Company's right to use any Retained Name or Mark, unless such use shall be materially different from the use of the Retained Names and Marks by the Company prior to the Closing).


          SECTION 1.51.    No Solicitation of Offers, Etc.
                           ------------------------------

          (1) The Seller shall not, nor shall it permit any of its subsidiaries to, nor shall it authorize or permit any of its directors, officers or employees or any investment banker, financial advisor, attorney, accountant or other representative retained by it or any of its subsidiaries to, and it shall use all commercially reasonable efforts to ensure that such persons do not, directly or indirectly, (i) solicit, initiate or encourage (including by way of furnishing information), or take any other action designed to facilitate, any inquiries or the making of any proposal which constitutes or is likely to lead to any Takeover Proposal (as defined below) or (ii) participate in any discussions or negotiations regarding any Takeover Proposal; provided, however,
                                                             --------  -------
that if, at any time the Board of Directors of the Seller determines in good faith, based on the advice of outside counsel, that it is necessary to do so in order to comply with its fiduciary duties to the Seller's stockholders under applicable law, the Seller may, in response to a Superior Proposal (as defined in Section 5.08(b)) which was not solicited by it or which did not otherwise result from a breach of this Section 5.08(a), and subject to providing prior written notice of its decision to take such action to the Purchaser and compliance with Section 5.08(c), (x) furnish information with respect to the Seller and its subsidiaries to any person making a Superior Proposal pursuant to a customary confidentiality agreement and (y) participate in discussions or negotiations regarding such Superior Proposal. Without limiting the foregoing it is understood that any violation of the restrictions set forth in the preceding sentence by any director or officer of the Seller, the Company or any of the Seller's Affiliates, or any investment banker, financial advisor, attorney, accountant or other representative of the Seller, the Company or any of the Seller's Affiliates, whether or not acting on behalf of the Seller, the Company or any of the Seller's Affiliates, shall be deemed a breach of this Section 5.08 by the Seller. For purposes of this Agreement, "Takeover Proposal" means any
                                                -----------------
inquiry, proposal or offer from any person relating to any direct or indirect acquisition or purchase of a business that constitutes 15% or more of the net revenues, net income or assets of the Company, or 15% or more of any class of equity securities of the Company, or any merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company, other than the transactions contemplated by this Agreement, and provided further, that a "Takeover Proposal" shall include
                                          ----------------
any inquiry, proposal or offer from any Person relating to any direct or indirect acquisition or purchase of a business that constitutes 15% or more of the net revenues, net income or assets of the Seller, or 15% or more of any class of equity securities of the Seller or any merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Seller but only if such inquiry, proposal or offer contemplates that this Agreement shall be terminated or otherwise requires that the Company be included in such transaction.

          (2) Except as expressly permitted by this Section 5.08, neither the Board of Directors of the Seller nor any committee thereof shall (i) withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to the Purchaser, the approval or recommendation by such Board of Directors or such committee of this Agreement and the transactions contemplated hereby, (ii) approve or recommend, or propose publicly to approve or recommend, any Takeover Proposal, or (iii) cause the Seller to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement (each, an "Acquisition Agreement") relating to any Takeover Proposal. Notwithstanding
    ---------------------
the foregoing, in the event of any Superior Proposal, the Board of Directors of the Seller may terminate this Agreement and, concurrently with or after such termination, if it so chooses, cause the Seller to enter into any Acquisition Agreement with respect to any Superior Proposal, and withdraw its approval and recommendation of the transactions contemplated hereby and approve and recommend to its stockholders a Superior Proposal, but only at a time that is after the fifth business day following the Purchaser's receipt of written notice advising the Purchaser that the Board of Directors of the Seller is prepared to accept a Superior Proposal, specifying the material terms and conditions of such Superior Proposal and identifying the person making such Superior Proposal. For purposes of this Agreement, a "Superior Proposal" means any proposal made by a third
                      -----------------
party and approved by its respective Board of Directors to acquire, directly or indirectly, including pursuant to a tender offer, exchange offer, merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction, for consideration consisting of cash and/or securities,
(i) more than 50% of the combined voting power of the shares of common stock of the Seller or all or substantially all of the assets of the Seller, or (ii) all of the Shares of the Company or all or substantially all the assets of the Company, and, with respect to (i) and (ii), otherwise on terms which the Board of Directors of the Seller determines in its good faith judgment (based on the written advice of a financial advisor of nationally recognized reputation) to be more favorable to the Seller's stockholders than this Agreement and the transactions contemplated hereby, pursuant to a definitive unconditional agreement and for which financing, to the extent required, is then committed.

          (3) In addition to the obligations of the Seller set forth in paragraphs (a) and (b) of this Section 5.08, the Seller shall immediately advise the Purchaser orally and in writing of any request for information or of any Takeover Proposal, the material terms and conditions of such request or Takeover Proposal and the identity of the person making such request or Takeover Proposal. The Seller will keep the Purchaser reasonably informed of the status and details (including amendments or proposed amendments) of any such request or Takeover Proposal.

          (4) Nothing contained in this Section 5.08 shall prohibit the Seller from taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or from making any disclosure to the Seller's stockholders if, in the good faith judgment of the Board of Directors of the Seller, after consultation with outside counsel, failure so to disclose would be inconsistent with its obligations under applicable law.

          SECTION 1.52.   Fees and Expenses.
                          -----------------

          (1) Except as otherwise provided in Section 7.07 (Conveyance Taxes) and in this Section 5.09, all costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses, whether or not the Closing shall have occurred.

          (2) In the event that (i) a Takeover Proposal shall have been made known to the Seller or any of its subsidiaries or has been made directly to its stockholders generally or any person shall have publicly announced an intention (whether or not conditional) to make a Takeover Proposal and thereafter this Agreement is terminated by either the Purchaser or the Seller pursuant to
Section 10.01(b) or (ii) this Agreement is terminated (x) by the Seller pursuant to Section 10.01(f) or (y) by the Purchaser pursuant to Section 10.01(d), then the Seller shall promptly, but in no event later than two days after the date of such termination, pay the Purchaser a fee equal to $3,500,000 (the "Termination
                                                                    -----------
Fee"), payable by wire transfer of same day funds; provided, however, that no
---                                                --------  -------
Termination Fee shall be payable to the Purchaser pursuant to clause (i) of this paragraph (b) or pursuant to a termination by the Purchaser pursuant to Section 10.01(d) unless and until within 18 months of such termination the Seller or any of its subsidiaries enters into any Acquisition Agreement or consummates any Takeover Proposal (for the purposes of the foregoing proviso the terms "Acquisition Agreement" and "Takeover Proposal" shall have the meanings assigned to such terms in Section 5.08). The Seller acknowledges that the agreements contained in this Section 5.09(b) are an integral part of the transactions contemplated by this Agreement and constitute liquidated damages and not a penalty, and that, without these agreements, the Purchaser would not enter into this Agreement; accordingly, if the Seller fails promptly to pay the amount due pursuant to this Section 5.09(b), and, in order to obtain such payment, the Purchaser commences a suit which results in a judgment against the Seller for the fee set forth in this Section 5.09(b), the Seller shall pay to Purchaser its costs and expenses (including attorneys' fees and expenses) in connection with such suit, together with interest on the amount of the fee at the prime rate as reported in the Wall Street Journal on the date such payment was required to be
made.           -------------------

          SECTION 1.53.   Investment Portfolio.  Prior to the Closing Date, the
                          --------------------
Seller shall update the Investment Portfolio as of the end of each month and shall deliver the updated Investment Portfolio to the Purchaser within ten Business Days of the end of such month.

          SECTION 1.54.   Notice of Certain Matters.
                          -------------------------

          (1) The Seller covenants and agrees to give prompt notice in writing to the Purchaser of: (i) any information that indicates that any representation or warranty of the Seller contained herein was not true and correct as of the date hereof or will not be true and correct as of the Closing Date, (ii) the occurrence of any event which will result, or has a reasonable prospect of resulting, in the failure to satisfy a condition specified in Article VIII hereof, (iii) any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement, (iv) any notice of, or other communication relating to, any default or event which, with notice or lapse of time or both, would become a default under any Reinsurance Agreement or material Contract, (v) any change in the officers or directors of the Company and (vi) any fact, condition or change that, individually or in the aggregate, has resulted or is reasonably likely to result in a Material Adverse Effect, with respect to the Seller or the Company.

          (2) The Seller covenants and agrees to (i) promptly advise the Purchaser of any fact, condition or change that, individually or in the aggregate, has resulted or is reasonably likely to result in a Material Adverse Effect on the Seller or the Company and (ii) notify the Purchaser of any emergency or any governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated) or adjudicatory proceedings involving any Property of the Company, and will keep the Purchaser fully informed of such events and permit the Purchaser's representatives reasonable access to all materials prepared in connection therewith.

          (3) The Purchaser covenants and agrees to give prompt notice in writing to the Seller of: (i) any information that indicates that any representation or warranty of the Purchaser contained herein was not true and correct in any material respect as of the date hereof or will not be true and correct in any material respect as of the Closing Date, (ii) the occurrence of any event which will result, or has a reasonable prospect of resulting, in the failure to satisfy a condition specified in Article VIII hereof, (iii) any notice or other written communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement and (iv) any fact, condition or change that, individually or in the aggregate, has resulted or is reasonably likely to result in a Material Adverse Effect with respect to the Purchaser.

          (4) The giving of any such notice under this Section 5.11 or the providing of the financial statements contemplated by Section 5.12 shall in no way change or modify the Seller's or the Purchaser's representations and warranties or the conditions to either party's obligations contained herein or otherwise affect the remedies available to the Purchaser or Seller hereunder.

          SECTION 1.55.   Interim Financial Statements.
                          ----------------------------

          (1) The Seller shall, as soon as available, but no later than 60 days after the end of the relevant month or quarter, as the case may be, deliver promptly to the Purchaser any and all final monthly and quarterly financial statements for the Company, audited or unaudited, prepared for the management of the Company after the date of this Agreement and prior to the Closing Date. In addition, Seller will deliver to Purchaser copies of the audited 1998 Annual Statutory Statement as soon as they have been delivered by KPMG LLP.

          (2) For so long as the Closing Note is outstanding, the Purchaser shall from time to time provide, upon the reasonable request of the Seller's chief financial officer, written confirmation to the Seller that the shareholder's equity of the Purchaser is equal to, or in excess of, $225,000,000. In the event that the Purchaser's shareholder's equity is less than $225,000,000, the Purchaser shall from time to time provide to the Seller, upon the reasonable request by the Seller's chief financial officer, the Purchaser's most recently prepared quarterly or annual, as the case may be, consolidated GAAP financial statements.

          SECTION 1.56.   Affiliate Agreements; Intercompany Accounts.
                          -------------------------------------------

          (1) Except as set forth in Schedule 5.13(a) hereto, the Seller shall cause all intercompany accounts receivable or payable (whether or not currently due or payable) between (a) the Company, on the one hand, and (b) the Seller or any of its Affiliates (other than the Company), or any of the officers or directors of any of the Seller and any of its Affiliates (other than the Company), on the other hand, to be settled in full (without any premium or penalty) at or prior to the Closing; provided, however, that from January 1,
                                     --------  -------
1999 and through the Closing Date, the Company shall reimburse to the Seller, based on the Seller's actual or allocated cost on a basis consistent with past practice: (i) the direct and indirect costs of the Current Employees' compensation, benefits, payroll taxes and the like, paid or accrued by the Seller on behalf of the Company, (ii) all office and occupancy costs of the Company's operations, and (iii) corporate overhead cost allocation shall be calculated in a manner consistent with past practices. Within fifteen Business Days prior to the Closing, the Seller shall prepare and deliver to the Purchaser a preliminary statement setting out in reasonable detail the calculation of all such intercompany account balances as of the Closing based upon the latest available financial information as of such date. The Seller shall provide the Purchaser with supporting documentation verifying the underlying intercompany charges and transactions. If the Purchaser disagrees with the calculation of such intercompany balances, the Purchaser may, within ten Business Days prior to the Closing Date, deliver a notice to the Seller disagreeing with such calculation and setting forth the Purchaser's calculation of such amount. If the Purchaser and the Seller are unable to resolve such disagreement within five Business Days thereafter, such disagreement shall be resolved by independent accountants of nationally recognized standing reasonably satisfactory to the Purchaser and the Seller.

          (2) Section 5.13(b) of the Disclosure Schedule sets forth all agreements between the Company and the Seller or any of its Affiliates ("Affiliate Agreements"). All Affiliate Agreements shall be terminated and
  --------------------
discharged without any further liability or obligation thereunder effective at December 31, 1998, upon terms and pursuant to instruments reasonably satisfactory to the Purchaser unless otherwise noted on Section 5.13(b) of the

Disclosure Schedule; provided, further, that (i) the Intercompany Pooling
                     --------  -------
Agreement shall be terminated, effective December 31, 1998, upon terms reasonably satisfactory to the Purchaser and in accordance with the accounting principles implemented in preparing the column identified as "Remove Pooling Balances" in the Reference Financial Statement, and (ii) notwithstanding the termination of the Service Agreement, effective December 31, 1998, the Seller shall pay to the Purchaser service fees equal to 6.2% of the medical stop loss and provider excess premium earned by the Company on or after January 1, 1999. Purchaser shall have the rights set forth in Section 5.18(b) with respect to the medical stop loss and provider excess business. The Seller hereby agrees to hold harmless and indemnify the Purchaser and the Company, dollar for dollar, from and against any and all liabilities under or related to the Affiliate Agreements.

          SECTION 1.57.   Divestment of Subsidiaries; Release of Pledge.
                          ---------------------------------------------

          (1) Prior to the Closing Date, the Seller will cause the Company to transfer (without cost, liability or obligation to the Company or the Purchaser) to the Seller all of the issued and outstanding capital stock of USF Insurance Company, US Holdings, Inc. and any other Subsidiary of the Company. Prior to such transfer, any Property or assets owned by, or in the possession of, USF Insurance Company, US Holdings, Inc. or any other Subsidiary of the Company (including any rights or benefits under insurance policies with respect to such Property or assets) which are used principally, or are necessary, in connection with the business of the Company shall be transferred to the Company (without cost, liability or obligation to the Company or the Purchaser).

          (2) On or prior to the Closing Date, the Seller shall cause Fleet National Bank ("Fleet") to release the pledge of the Shares as security for such
                -----
Credit Agreement, such release to be in form and substance satisfactory to the Purchaser. The Seller shall use its best efforts to cause Fleet to deliver to the Purchaser, within fifteen Business Days following the date hereof, a letter (the "Lender Commitment") to the effect that, notwithstanding covenant defaults under the Credit Agreement existing as of the date of this Agreement, Fleet intends to release such pledge of the Shares concurrently with the Closing of the transactions contemplated by this Agreement, upon and subject to Fleet's receipt of the June 30, 1999 principal payment due under the Credit Agreement even though the Closing may occur after June 30, 1999.

          (3) Within twenty days after the date hereof, Seller shall furnish Purchaser with a revised Schedule 3.09 updated to March 31, 1999. Such revised Schedule shall also provide a detailed breakdown of the asset comprising the $14,129,601 pooling balances as of December 31, 1998 referred to in the Reference Financial Statement.

          (4) The Seller hereby agrees to hold harmless and indemnify the Purchaser and the Company, dollar for dollar, from and against all liabilities related to (i) USF Insurance Company, US Holdings, Inc. and any other Subsidiary of the Company (and the transfer thereof pursuant to Section 5.14(a) hereof), and (ii) the Credit Agreement and the release of the pledge on the Share pursuant to Section 5.14(b) hereof.

          SECTION 1.58.   Seller Obligations. The Seller agrees that in each
                          ------------------
instance in this Agreement where the Company is obligated to act or refrain from acting under this Agreement during the period prior to the Closing, the Seller shall cause the Company to fulfill such obligations.

          SECTION 1.59.   Further Action.  Each of the parties hereto shall
                          --------------
execute and deliver such documents and other papers and take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the transactions contemplated hereby.

          SECTION 1.60.   Leases.  The Seller shall, and shall cause the
                          ------
Company to, use its best efforts to obtain the consent of the lessor, if necessary under the lease relating to 100 Campus Drive, Suite 300, Florham Park, New Jersey with respect to the change of control of the Company. The Purchaser and the Company shall have the option to use the real property located in Costa Mesa, California and leased by the Seller for a period of up to sixty (60) days after the Closing Date pursuant to an Occupancy Agreement mutually acceptable, in form and substance, to the Seller and the Purchaser (the "Costa Mesa
                                                             ----------
Occupancy Agreement").  The Seller shall have the option to use the real
-------------------
property leased by the Company in Florham Park, New Jersey for a period of up to sixty (60) days after the Closing Date pursuant to an Occupancy Agreement mutually acceptable, in form and substance, to the Seller and the Purchaser (the "Florham Park Occupancy Agreement").
 --------------------------------

          SECTION 1.61.   Medical Aggregate Stop Loss Coverage.
                          ------------------------------------

          (1) Prior to the Closing the Seller shall cause the Company to purchase an Aggregate Stop Loss/Adverse Development reinsurance treaty protecting the medical stop-loss and provider excess reserves retained by the Company ( the "Medical Aggregate Stop Loss Treaty"). The terms of the Medical
               ----------------------------------
Stop Loss Treaty shall be as set forth in the Placement Slip attached hereto as Exhibit B. The Premium under the Medical Aggregate Stop Loss Treaty as set forth
---------
in Exhibit B shall be borne by the Company,
   ---------

          (2) Following the Closing, upon the delivery of reasonable prior written notice, the Purchaser may review once each calendar year claims payments, expenses, reinsurance and other matters directly relating to medical stop loss or provider excess business. In that regard, the Seller shall, and shall cause (or use its commercially reasonable efforts with respect to non-employees) its and USBenefits (or their successors or assigns) officers, directors, employees, auditors and agents to:

               (A) afford the officers, employees, agents, accountants, actuaries and representatives of the Purchaser reasonable access (for a period not to exceed ten Business Days) during normal business hours and upon reasonable advance written notice, to the relevant offices, employees, properties, books and records of the Seller or USBenefits (or their successors or assigns); and

               (B) during the review period provided for in Clause (A) hereof, upon the reasonable written request of the Purchaser, furnish to the officers, employees, agents, accountants, actuaries and representatives of the Purchaser such additional financial and operating data and other information regarding claims payments, expenses, reinsurance and other matters directly relating to the medical stop loss or provider excess business as are available to the Seller or USBenefits (or their successors or assigns).

          SECTION 1.62.   Investment Portfolio.  Prior to the Closing Date, the
                          --------------------
Seller shall update the Investment Portfolio as of the end of each month and shall deliver to the Purchaser the updated Investment Portfolio within ten Business Days of the end of such month.

          SECTION 1.63.   Certain Software Licenses.  Seller shall take all
                          -------------------------
action necessary (including, without limitation, making any required payments notwithstanding the limitation described in Section 5.05(c) hereof) to assure that the software licenses described in Disclosure Schedule 3.17B (i), (ii),
(iii), (iv), and (v) (the "Software Licenses") are in full force and effect and
                           -----------------
usable by the Company on the Closing Date. Anything in this Agreement to the contrary notwithstanding, the Seller hereby agrees to indemnify the Purchaser and the Company against and hold the Purchaser and the Company harmless, dollar for dollar, from and shall pay any and all claims, losses, damages, expenses, obligations and liabilities (including costs of investigation, reasonable attorney's fees and expenses and other costs of defense) arising out of or otherwise in respect of any suit or claim of violation or infringement of the Software Licenses or the software subject thereto brought by the owners of the Software Licenses against the Purchaser or the Company.



                               EMPLOYEE MATTERS

          SECTION 1.64.   Purchaser.  Subject to the fifth sentence of this
                          ---------
Section 6.01, the Purchaser shall offer employment to all individuals listed on
Section 6.01 of the Disclosure Schedule (the "Current Employees"), on such terms
                                              -----------------
and conditions as are set forth
below. Seller shall use its best efforts to assist Purchaser in hiring the Current Employees, and shall not offer employment (or arrange to have another Person or firm offer employment) to any such Current Employee without the prior written consent of Purchaser. The Current Employees shall be deemed to have accrued no prior service credit in respect of their period of service with Seller (or any predecessor thereto). The Purchaser agrees to provide, or to cause the Company to provide, the Current Employees who accept employment with the Purchaser with employee benefits which are, in the aggregate, substantially equivalent to the employee benefits that the Purchaser generally provides to its employees, while the Current Employees are employed by the Company following the Closing, other than with respect to the Purchaser's severance policy. Nothing herein express or implied shall be construed to prevent the Purchaser, at any time after the Closing Date, from terminating or modifying to any extent or in any respect at any time or from time to time (i) the Company's employment relationship with any employee, including any Current Employee, (ii) the terms and conditions of the employment of any employee, including the Current Employees, including but not limited to wages and/or salaries, hours and employee benefits, or (iii) any of the Purchaser's or the Company's "employee benefit plans" as defined under ERISA or similar or other plans, programs, arrangements or agreements.

          SECTION 1.65.   Seller.  Effective as of the Closing, the Seller
                          ------
shall take all such actions as may be necessary to cause (i) all Current Employees to cease active participation in all Plans (including but not limited to all employee benefit plans, programs or arrangements which such Current Employees participated in, or which were maintained for the benefit of Current Employees prior to the Closing by either the Company or the Seller), and (ii) the Company to cease to be a participating and contributing employer in the Plans in a manner that the Company has no obligation, responsibility or liability under such Plans, or to the Current Employees or any other Employees with respect to such Plans. The Seller shall cause all Current Employees to be fully vested in their account balances and accrued benefits under the Plans effective as of the Closing, whether or not such cessation of participation results in a partial termination of any such Plan. The Purchaser shall neither adopt, become a sponsoring employer of, and the Company and the Purchaser shall have no obligations, responsibility or liabilities under, the Plans (including but not limited to any funding or payment obligation), or to the Current Employees or other employees with respect to the Plans.

          SECTION 1.66.   Administration of Payroll and Other Payments.  During
                          --------------------------------------------
the period commencing on, and ending sixty (60) days after, the Closing Date, the Seller agrees to retain the Current Employees on the Seller's payroll system, and to retain responsibility for the administration (including all reporting responsibilities) and payment of all salaries and other wages (including all taxes and withholdings thereon) to the Current Employees during such period (it being agreed that the payment of severance or other or similar benefits to any Current Employee during such period shall be the responsibility of the Seller under this Section 6.03). The Company shall reimburse the Seller for all salaries and other wages paid by the Seller (including all taxes paid by Seller thereon) to the Current Employees during such period. The Purchaser agrees that from and after the Closing Date, the Current Employees who agree to be employed by the Purchaser shall be the Purchaser's employees for all purposes, and such Current Employees shall be covered by Purchaser's health and medical program. The Purchaser shall be responsible for any obligations under the Consolidated Omnibus Budget Reconciliation Act of 1986, as amended ("COBRA") with respect to the Current Employees who agree to be employed by the Purchaser in the event of any terminations of employment of such Employees which are effectuated by the Purchaser and occur after the Closing Date, and the Purchaser agrees to fully indemnify Seller from any and all liabilities arising out of the failure of the Purchaser to so provide COBRA under such circumstances.

          SECTION 1.67.   Indemnity.  Anything in this Agreement to the
                          ---------
contrary notwithstanding, the Seller hereby agrees to indemnify the Purchaser and the Company against and hold the Purchaser and the Company harmless, dollar for dollar, from and shall pay any and all claims, losses, damages, expenses, obligations and liabilities (including costs of investigation, reasonable attorney's fees and expenses and other costs of defense) arising out of or otherwise in respect of (i) any suit or claim of violation brought against the Purchaser or the Company for any actions taken or inaction by the Seller or the Company before the Closing Date with respect to any Current Employee or other Employees, or any facility, site of employment, or operating unit, (ii) any failure of the Seller to discharge its obligations under Sections 6.02 and 6.03,
(iii) the termination of, or cessation of participation of any Current Employee or the Company (as a participating employer) in the Plans (including, but not limited to, income or excise tax assessments, liabilities relating to participant benefit claims or fiduciary conduct, or liabilities otherwise arising under ERISA or the Code), (iv) any severance stock options, other equity or non-equity based compensation, or similar or other payments or benefits which are triggered by or will be established or become accelerated, vested or payable by reason of this Agreement or any transaction contemplated under this Agreement, and (v) any liabilities or obligations with respect to, or in any manner arising out of, the Plans.

          SECTION 1.68.   Reimbursement For Bonuses and Severance Payments.
                          ------------------------------------------------

          (1) Within thirty days after the Closing, the Purchaser shall make the stay bonus payments set forth in Section 3.23(1) of the Disclosure Schedule (the Stay Bonuses"); provided, however, that the Purchaser shall not be required
     ------------    --------  -------
to make payments to any of the individuals listed on such Disclosure Schedule who have voluntarily left the employ of the Seller, the Purchaser or the Company prior to the date which is thirty days after the Closing Date, but shall make such payments to any employee who has died, is disabled or is involuntarily terminated. Purchaser shall deliver a written notice to the Seller within five Business Days after paying the Stay Bonuses and Seller shall deliver to the Purchaser, by wire transfer, certified check or any other instrument agreed to by the Purchaser and the Seller an amount representing reimbursement for fifty percent (50%) of the aggregate Stay Bonuses paid pursuant to this Section 6.05(a).

          (2) Notwithstanding anything to the contrary contained in this Agreement, the Seller agrees to pay fifty percent (50%) of the severance payments listed in Section 6.05 of the

Disclosure Schedule. Other than as provided in the immediately preceding sentence (with respect to the severance obligations set forth in Section 6.05 of the Disclosure Schedule), no payments or benefits of any kind shall be paid or provided to or on behalf of, or made with respect to, John Grush, by the Company and/or by the Purchaser (for purposes of clarity, it being agreed by the parties hereto that any and all obligations and liabilities to or with respect to Mr. Grush shall remain with the Seller). The Seller shall deliver such amounts by wire transfer or certified check as directed in a written notice delivered by the Purchaser at least three (3) Business Days prior to the date on which such severance payments become due.


                                  TAX MATTERS

          SECTION 1.69.   Indemnity.  (a) The Seller agrees to indemnify and
                          ---------
hold harmless the Purchaser and the Company against (i) all Taxes of the Company with respect to any period or portion thereof that ends on or before the Reference Date, in excess of the amount reserved for Taxes in the Reference Financial Statement (as shown on Schedule A to the Reference Financial Statement) and not previously taken into account or paid under the provisions of
Section 5.01(g)(iii) or Article VII or Article IX (the "Tax Reserve"), (ii) all
                                                        -----------
Taxes with respect to any period or portion thereof that begins after the Reference Date and ends on or before the Closing Date which relate to a Tax Return which is filed on a combined, consolidated, unitary or similar group basis where the Company is or was a member, (iii) all Taxes imposed on the Seller or any subsidiary or Affiliate of the Seller (other than the Company),
(iv) amounts in respect of Taxes for Pre-Closing Periods for which the Company may be liable under Section 1.1502-6 of the Treasury Regulations or any comparable provision of State, local or foreign law; or as a transferee or successor, by operation of law or by contract, pursuant to Section 381 of the Internal Revenue Code; or pursuant to a Tax allocation or sharing agreement, (v) all Taxes imposed as a result of the Company or any Subsidiary ceasing to be a member of a combined, consolidated, unitary or similar group and all Taxes imposed as a result of any transfer of any Subsidiary after the Reference Date and on or before the Closing Date, and (vi) reasonable liabilities or costs (including legal expenses) resulting from the foregoing (except as otherwise provided in Section 7.04(b)). The Purchaser shall be responsible for Taxes in respect of the Company for which the Purchaser is not eligible for indemnification pursuant to the first sentence hereof. Nothing in this Section
7.01 (a) shall be interpreted as requiring the Purchaser to make payments of any Taxes to any taxing authority before the Closing Date.

          (b) In the case of Taxes that are payable with respect to a taxable period (a "Straddle Period") that begins before the Reference Date or the
           ---------------
Closing Date and ends after the Reference Date or the Closing Date, as the case may be, (excluding any such Taxes that are taken into account in allocating liabilities under Section 7.07), the portion of any such Tax that is allocable to the relevant portion of the period shall be: (i) in the case of Taxes that are either (x) based upon or related to income or receipts or (y) imposed in connection with any sale or other transfer or assignment of property (real or personal, tangible or intangible) (other than conveyances pursuant to this Agreement, as provided under Section 7.07), deemed equal to the amount which would be payable if the taxable period began or ended on the Reference Date or Closing Date, as the case may be, and (ii) in the case of Taxes imposed on a periodic basis with respect to the assets of the Company or otherwise measured by the level of any item, deemed to be the amount of such Taxes for the entire period (or, in the case of such Taxes determined on an arrears basis, the amount of such Taxes for the immediately preceding period) multiplied by a fraction the numerator of which is the number of calendar days in the portion of such period ending on the Reference Date or Closing Date, as the case may be, and the denominator of which is the number of calendar days in the entire period.

          SECTION 1.70.   Returns and Payments.
                          --------------------

          (1) From the date of this Agreement through the Closing Date, the Seller shall cause the Company to prepare and file or otherwise furnish to the appropriate party (or cause to be prepared and filed or so furnished) in a timely manner all Tax Returns with respect to the Company that are due (taking into account all available extensions) on or before the Closing Date and all Tax Returns with respect to the Company which are required to be filed on a combined, consolidated, unitary or similar group basis for any tax period of the Company that ends on or before the Closing Date, which returns shall be prepared in a manner consistent with past practice employed by the Company. The Purchaser shall prepare (or cause the Company to prepare) all Tax Returns in respect of the Company that are not required to be, or caused to be, prepared and filed by the Seller hereunder including all other Tax Returns required to be filed by the Company for taxable periods ending on or before December 31, 1998, it being understood and agreed that the Purchaser shall not be responsible for the accuracy or completeness of any of the information contained therein. Tax Returns prepared by the Purchaser for any Straddle Period or for any taxable period that ends on or prior to the Reference Date shall be prepared in a manner consistent with past practices employed by the Seller (except to the extent counsel for the Purchaser determines there is no reasonable basis in law therefor). With respect to any Tax Return required to be prepared by the Purchaser hereunder and as to which an amount of Tax is allocable to the Seller under Section 7.01, the Purchaser shall provide the Seller and its authorized representatives with a copy of such completed Tax Return (with which the Purchaser will make available supporting schedules and information), and a statement and supporting schedules certifying the amount of Tax shown on such Tax Return that is allocable to the Seller pursuant to Section 7.01(b), at least 20 days prior to the due date (including any extension thereof) for the filing of such Tax Return, and the Seller and its authorized representatives shall have the right to review such Tax Return and statement prior to the filing of such Tax Return. The Seller and the Purchaser agree to consult and to attempt in good faith to resolve any issues arising as a result of the review of such Tax Return and statement by the Seller or its authorized representatives; provided that such consultation does not delay the timely filing of the Tax Return. In the event of a dispute, the party that is responsible hereunder for the greater amount of Taxes, taking into account on a net present value basis all open taxable periods affected by the issue (including future periods in the case of recurring issues), shall have the right to make the final determination as to any such disputed issue.

          (2) The Seller shall pay or cause to be paid to the appropriate Tax authority when due and payable all Taxes that are required to be reported on Tax Returns which are required to be filed by the Seller pursuant to subsection (a) to the extent such Taxes exceed the Tax Reserve (but subject to the right of the Seller to be paid amounts in respect of Taxes and to be indemnified by the Purchaser pursuant to Section 7.01(a)). From and after the Closing Date, the Purchaser shall pay or cause to be paid to the appropriate Tax authority when due and payable all Taxes which accrue with respect to the Company for any other taxable period (subject to its right of indemnification from the Seller for the pre-Reference Date portion or Pre-Closing Date portion of any Tax period that includes the Reference Date or Closing Date pursuant to Sections 7.01(a) and
(b)).

          SECTION 1.71.   Refunds.  Any refunds received by the Purchaser or
                          -------
the Company (or any successor to any of the foregoing) with respect to Taxes of the type for which the Seller is required to indemnify the Purchaser or the Company pursuant to Section 7.01(a)(i) through (v) shall be for the account of the Seller, and the Purchaser shall pay over or cause to be paid over to the Seller any such refund or the amount of any such benefit within ten Business Days of the receipt thereof (in the case of such a refund) or entitlement thereto (in the case of such an entitlement). The Purchaser shall, if the Seller reasonably so requests, cause the relevant entity to file for any refunds, or equivalent amounts to which the Seller is entitled under this Section 7.03. The Purchaser shall permit the Seller to control the prosecution of any such refund claim, and shall cause the relevant entity to authorize by appropriate power of attorney such persons as the Seller shall designate to represent such entity with respect to such refund claim and the Seller shall reimburse the Purchaser for all its reasonable out-of-pocket expenses in connection therewith, provided
                                                                       --------
that to the extent there is any disputed issue with respect to the prosecution of any such refund claim, control of that issue shall be determined as if the refund claim were a Tax Return for the purposes of the last sentence of Section 7.02(a). The Seller shall pay over to the Purchaser any refunds of Taxes for which the Purchaser is responsible under Section 7.01(a) that may be received by the Seller or any Affiliate thereof (other than the Company). Notwithstanding anything herein to the contrary, to the extent any refund is attributable to the carryback of losses or credits arising in a taxable period beginning after the Reference Date (the claim for which refund shall be prepared and pursued at the Purchaser's expense), such refund shall be for the account of and belong to the Purchaser.

          SECTION 1.72.   Contests.
                          --------

          (1) After the Closing, the Purchaser shall reasonably promptly after becoming aware notify the Seller in writing of the commencement of any Tax audit or administrative or judicial proceeding and shall also separately notify the Seller in writing of any demand or claim on the Purchaser or the Company which, if determined adversely to the taxpayer or after the lapse of time would be grounds for indemnification by the Seller under this Article VII. Such notice shall contain factual information (to the extent known to the Purchaser or the Company) describing the asserted Tax liability in reasonable detail and shall include copies of any notice or other document received from any taxing authority in respect of any such asserted Tax liability. If the Purchaser fails to give the Seller reasonably prompt notice of an asserted Tax liability as required by this Section 7.04, then (i) if the Seller is precluded by the failure to give reasonably prompt notice from contesting the asserted Tax liability in both the administrative and judicial forums, then the Seller shall not have any obligation to indemnify for any loss or damage arising out of such asserted Tax liability, and (ii) if the Seller is not so precluded from contesting but such failure to give reasonably prompt notice results in an actual detriment to the Seller, then any amount which the Seller is otherwise required to pay the Purchaser pursuant to this Article VII with respect to such liability shall be reduced by the amount of such detriment.

          (2) The Seller, promptly after receiving notice, may elect to direct, through counsel of its own choosing and at its own expense, any audit, claim for refund and administrative or judicial proceeding involving any asserted liability with respect to which indemnity may be sought against the Seller under this Article VII (any such audit, claim for refund or proceeding relating to an asserted Tax liability are referred to herein collectively as a "Contest"). If
                                                                 -------
the Seller elects to direct the Contest of an asserted Tax liability, the Purchaser shall cooperate in all reasonable respects and shall cause the Company or its successor to cooperate in all reasonable respects, at the Seller's expense, in each phase of such Contest. If the Seller does not either reasonably promptly give notice to direct the Contest or commence the direction of the Contest or if it contests its obligation to indemnify under Section 7.01, the Purchaser or the Company may pay, compromise or contest, at its own expense, such asserted liability without waiving any of its rights to indemnification hereunder. However, in such case, neither the Purchaser nor the Company may settle or compromise any asserted liability over the objection of the Seller; provided, however, that the Seller's consent to settlement or compromise shall
--------  -------
not be unreasonably withheld or delayed. In any event, each of the Purchaser (or the Company) and the Seller may participate, at their own expense, in the Contest. If the Seller chooses to direct the Contest, the Purchaser shall promptly empower and shall cause the Company or its successor promptly to empower (by power of attorney and such other documentation as may be appropriate) such representatives of the Seller as it may designate to represent the Purchaser or the Company or its successor in the Contest insofar as the Contest involves an asserted Tax liability for which the Seller would be liable under this Article VII, provided that the Seller shall not, without the
                        --------
Purchaser's consent, which shall not be unreasonably withheld or delayed, (x) agree to any settlement with respect to any Tax if such settlement would likely materially adversely affect the future Tax liability of the Purchaser or the Company for any periods ending after the Reference Date other than through the use of losses or credits arising in periods or portions thereof ending on or prior to the Reference Date or (y) agree to any settlement of such claim or cease to defend against such claim if, pursuant to or as a result of such settlement or cessation, injunctive or other equitable relief would be imposed against the Purchaser or the Company. If, with respect to any proposed settlement referred to in clause (x) of the previous sentence, the Seller proposes in good faith to settle a claim, suit, action or proceeding with respect to any Tax, which settlement offer is accepted by the relevant taxing authority, the Purchaser may elect to continue to contest such claim, suit, action or proceeding; provided
                                                                     --------
that notwithstanding how such matter is ultimately settled or decided, the liability of the Seller with respect to such claim, suit, action or proceeding shall be no greater than the amount which would have been payable if the Purchaser had consented to the settlement proposed by the Seller.

          (3) The Purchaser shall have the sole obligation and right to direct, at its own expense, a Contest regarding any Tax Return relating to the Company for any taxable period commencing after the Reference Date (or the Closing Date in the case of a Tax Return which is filed on a combined, consolidated, unitary or similar basis); provided, however, that the Purchaser shall advise and
                   --------  -------
consult with the Seller regarding the status of any such Contest that involves the Company and provided further that, without the prior written consent of the Seller (which shall not be unreasonably withheld or delayed), and except as provided in Section 7.04(b), the Purchaser shall not (i) make any election, change any annual accounting period or adopt or change any accounting method if any such election, adoption or change would have the effect of increasing the tax liability of the Seller in any tax period or portion thereof ending on or before the Reference Date, or (ii) file any amended return, enter into any closing agreement, settle any tax claim or assessment relating to the Company, surrender any right to claim a refund of Taxes, consent to any extension or waiver of the limitation period applicable to any tax claim or assessment relating to the Company or take any action, if any such amendment, agreement, settlement, surrender, consent or other action would have the effect of increasing the tax liability of the Seller in any tax period or portion thereof ending on or before the Reference Date (or the Closing Date in the case of a Tax Return which is filed on a combined, consolidated, unitary or similar basis), except to the extent the Seller is to be fully indemnified by the Purchaser against any such increase under Section 7.05 or otherwise.

          SECTION 1.73.   Certain Audit Adjustments.  If an audit adjustment,
                          -------------------------
claim for refund or amended return ("Adjustment"), after the date hereof shall
                                     ----------
both increase a Tax liability which is allocated to the Seller under Section
7.01 (or reduce losses or credits otherwise available to the Seller) for a period or portion thereof ending on or before the Reference Date (or the Closing Date in the case of a Tax Return which is filed on a combined, consolidated, unitary or similar basis) and decrease a Tax liability which is allocable to the Purchaser for a period or portion thereof ending after the Reference Date (or the Closing Date in the case of a Tax Return which is filed on a combined, consolidated, unitary or similar basis), then, when and to the extent that the Purchaser (or the Company) derives a benefit from such decrease (through a reduction of Taxes, refund of Taxes paid or credit against Taxes due), the Purchaser shall promptly pay to the Seller an amount equal to the amount of such refund, reduction or credit (unless the Seller has previously been compensated for such benefit under this Article VII). Similarly, if an Adjustment shall both decrease a Tax liability which is allocated to the Seller under Section 7.01 for a period or portion thereof ending on or before the Reference Date (or the Closing Date in the case of a Tax Return which is filed on a combined, consolidated, unitary or similar basis) and increase the Tax liability which is allocable to the Purchaser (or reduce losses or credits otherwise available to the Purchaser) for a period or portion thereof ending after the Reference Date (or the Closing Date in the case of a Tax Return which is filed on a combined, consolidated, unitary or similar basis), then, when and to the extent that the Seller derives a benefit from such decrease (through a refund or reduction of Taxes paid or credit against Taxes due), the Seller shall promptly pay to the Purchaser an amount equal to the amount of such refund, reduction or credit. In the event that a benefit derived from an increase in a Tax liability allocable to either the Purchaser or the Seller pursuant to an Adjustment is negated due to a subsequent Adjustment or net operating loss carryback after either the Purchaser or Seller has paid such benefit to the other party, as the case may be, such benefit shall be repaid to the original payor, subject to return to such other party if and when the benefit again becomes available.

          SECTION 1.74.   Cooperation and Exchange of Information.  The Seller
                          ---------------------------------------
and the Purchaser will provide each other with such cooperation and information as either of them reasonably may request of the other in filing any Tax Return, amended return or claim for refund, determining a liability for Taxes or a right to a refund of Taxes or participating in or conducting any audit or other proceeding in respect of Taxes. Such cooperation and information shall include providing copies of relevant Tax Returns or portions thereof, together with accompanying schedules and related work papers and documents relating to rulings or other determinations by taxing authorities, but in no event shall either party be required to disclose to the other party any information relating to its operations other than the Company. The Seller and the Purchaser shall make their employees available on a mutually convenient basis to provide explanations of any documents or information provided hereunder. The Seller and the Purchaser will retain all Tax Returns, schedules and work papers and all material records or other documents relating to Tax matters of the Company for its taxable period first ending after the Closing Date and for all prior taxable periods until the later of: (i) the expiration of the statute of limitations of the taxable periods to which such returns and other documents relate, without regard to extensions except to the extent notified by the other party in writing of such extensions for the respective Tax periods; or (ii) six years following the due date (without extension) for such returns. After such time, before either the Seller or the Purchaser shall dispose of any of such books and records, at least ninety calendar days prior written notice to such effect shall be given to the other party, and such other party shall be given an opportunity, at its cost and expense, to remove and retain all or any part of such books and records as such party may select; provided, however, that in no event shall
                                  --------  -------
either party be required to disclose to the other party any information relating to its operations other than the Company. Any information obtained under this
Section 7.06 shall be kept confidential, except as may be otherwise necessary in connection with the filing of returns or claims for refund or in conducting an audit or other proceeding.

          SECTION 1.75.   Conveyance Taxes.  The Seller agrees to assume
                          ----------------
liability for and to hold the Purchaser harmless against any sales, use, transfer, stamp, stock transfer, real property transfer or gains, and value added taxes, any transfer, registration, recording or other fees, and any similar Taxes incurred as a result of the transactions contemplated hereby, and shall file such applications and documents as shall permit any such Tax to be assessed and paid on or prior to the Closing Date in accordance with any available pre-sale filing procedure.

          SECTION 1.76.   FIRPTA Certificate.  Seller shall deliver or cause to
                          ------------------
be delivered to the Purchaser on the Closing Date a FIRPTA Certificate duly executed by the Company and in form and substance reasonably satifactory to the Purchaser.

          SECTION 1.77.   Tax Sharing Agreement.  The Tax Sharing Agreement
                          ---------------------
shall terminate with respect to the Company on the Closing Date, with the Company having no further payment obligation or rights under such agreement on or after the Closing Date.

          SECTION 1.78.   Miscellaneous.
                          -------------

          (1) The Seller and the Purchaser agree to treat all payments made by either to or for the benefit of the other (including any payments to the Company) under this Article VII and under other indemnity provisions of this Agreement, as adjustments to the purchase price or as capital contributions for Tax purposes and that such agreed treatment shall govern for Tax purposes hereof.

          (2) Regardless of whether a Contest is commenced, if the Seller becomes aware of the commencement of any Tax audit or administrative or judicial proceeding which could result in any liability for which the Seller has agreed to indemnify the Purchaser or the Company pursuant to the provisions of Section 7.01(a), the Seller shall reasonably promptly so inform the Purchaser in writing (if it has not previously done so).

          (3) All indemnities under this Article VII shall be paid dollar-for-dollar, in accordance with their terms, without regard to any caps, floors, baskets or other similar limitations.



                             CONDITIONS TO CLOSING

          SECTION 1.79.   Conditions to Obligations of the Seller.  The
                          ---------------------------------------
obligation of the Seller to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or prior written waiver, at or prior to the Closing, of each of the following conditions:

          (1)  Representations and Warranties; Covenants.  The representations
               -----------------------------------------
and warranties of the Purchaser contained in this Agreement shall be true and correct in all material respects as of the Closing (except where the failure to be so true and correct would not have the effect of making the transactions contemplated by this Agreement illegal or prevent or materially delay the consummation of such transactions), with the same force and effect as if made as of the Closing, other than such representations and warranties as are made as of another date, which shall be true and correct as of such date; provided,
                                                               --------
however, that if any such portion of any representation or warranty is already
-------
qualified by materiality, for purposes of determining whether this Section 8.01(a) has been satisfied with respect to such portion of such representation or warranty, such portion of such representation or warranty as so qualified must be true and correct in all respects, and all the covenants contained in this Agreement to be complied with by the Purchaser on or before the Closing shall have been complied with (except where the failure to so comply would not have the effect of making the transactions contemplated by this Agreement illegal or prevent or materially delay the consummation of such transactions or involve the breach of any material covenant by Purchaser), and the Seller shall have received a certificate of the Purchaser to such effect signed by a duly authorized officer thereof;

          (2)  HSR Act.  Any waiting period (and any extension thereof) under
               -------
the HSR Act applicable to the purchase of the Shares contemplated hereby shall have expired or shall have been terminated without any material adverse action by the Federal Trade Commission or Department of Justice;

          (3)  No Order.  No United States or state governmental authority or
               --------
other agency or commission or United States or state court of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, injunction or other order (whether temporary, preliminary or permanent) which is in effect and has the effect of making the transactions contemplated by this Agreement illegal or otherwise restraining or prohibiting consummation of such transactions or which would have a Material Adverse Effect with respect to the Purchaser; provided, however, that the
                                   ---------  --------
parties hereto shall use their best efforts to have any such order or injunction vacated;

          (4)  Governmental Filings and Consents. All governmental orders,
               ---------------------------------
approvals and consents to the transactions contemplated by this Agreement shall have been obtained and be in effect on the Closing Date (including, but not limited to, the approval of the Massachusetts Insurance Division and any approvals which may be required under the insurance laws of any jurisdiction in which the Company does business), except to the extent that the failure to obtain any such consent would not have the effect of making the transactions contemplated by this Agreement illegal or otherwise restrain or prohibit consummation of such transactions or result in a material liability to the Seller;

          (5)   Third Party Consents. The Seller shall have received the third
                --------------------
party consents, approvals, authorizations or actions to the transactions contemplated by this Agreement, if any, in form and substance reasonably satisfactory to the Seller from the parties listed in Section 8.01(e) of the Disclosure Schedule, except to the extent that failure to obtain any such consents would not have the effect of making the transactions contemplated by this Agreement illegal or otherwise restrain or prohibit consummation of such transactions or result in a material liability to the Seller;

          (6)   Legal Opinion.  The Seller shall have received from Morgan,
                -------------
Lewis & Bockius LLP, counsel to the Purchaser, a legal opinion, addressed to the Seller and dated the Closing Date, reasonably satisfactory to the Seller;

          (7)   Incumbency Certificate.  The Seller shall have received a
                ----------------------
certificate of the Secretary or an Assistant Secretary of the Purchaser certifying (i) the names and signatures of the officers of the Purchaser authorized to sign this Agreement) and any other document required to be delivered hereunder and (ii) as to the resolutions of the Purchaser's board of directors approving the execution and delivery of this Agreement and the performance of the transactions contemplated hereby and thereby;

          (8)   Proceeding.  All proceedings, corporate or otherwise, taken by
                ----------
the Purchaser in connection with the transactions contemplated hereby and all instruments and documents incident thereto shall be reasonably satisfactory in form and substance to the Seller and its counsel;

          (9)   Florham Park Occupancy Agreement. If requested by the Seller not
                --------------------------------
less than 10 days prior to the Closing, the Company shall have executed and delivered to the Seller the Florham Park Occupancy Agreement;

          (10)  Consent of First Chicago. First Chicago shall have approved (i)
                ------------------------
the form and substance of, and the execution and delivery of, the Closing Note and (ii) the delivery of security with respect to the Closing Note as contemplated by Section 2.04(d); and

          (11)  Escrow Agreement.  The Purchaser and the Seller shall have
                ----------------
agreed upon the form, terms, and provisions of the escrow agreement as required by Section 2.04(d) hereof.

          SECTION 1.80.   Conditions to Obligations of the Purchaser.  The
                          ------------------------------------------
obligations of the Purchaser to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Closing, of each of the following conditions:

          (1)  Representations and Warranties; Covenants. The representations
               -----------------------------------------
and warranties of the Seller contained in this Agreement shall be true and correct in all material respects as of the Closing with the same force and effect as if made as of the Closing, other than such representations and warranties as are made as of another date, which shall be true and correct as of such date; provided, however, that if any portion of any representation or
           --------  -------
warranty is already qualified by materiality, for purposes of determining whether this Section 8.02(a) has been satisfied with respect to such portion of such representation or warranty, such portion of such representation or warranty as so qualified must be true and correct in all respects, and all the covenants contained in this Agreement to be complied with by the Seller on or before the Closing shall have been complied with in all material respects, and the Purchaser shall have received a certificate of the Seller to such effect signed by a duly authorized officer thereof;

          (2)  HSR Act.  Any waiting period (and any extension thereof) under
               -------
the HSR Act applicable to the purchase of the Shares contemplated hereby shall have expired or shall have been terminated without any adverse action by the Federal Trade Commission or the Department of Justice and neither shall impose any conditions upon the Purchaser or the Company which would cause either thereof any material additional cost, materially interfere with the continued operation of the business of the Purchaser or the Company as currently conducted;

          (3)  No Order or Suit.  No United States or state governmental
               ----------------
authority or other agency or commission shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, injunction or other order (whether temporary, preliminary or permanent) which is in effect and has the effect of making the transactions contemplated by this Agreement illegal or otherwise restraining or prohibiting consummation of such transactions or which would have a Material Adverse Effect; in addition, no action, suit or proceeding before any Governmental Entity shall be pending or threatened and no investigation by any Governmental Authority shall have commenced seeking to restrain or prohibit (or questioning the validity or legality of) the transactions contemplated by this Agreement or seeking to restrict in any material respect the effective operation of the Business of the Company after the Closing or seeking material damages in connection therewith, which Purchaser, in good faith and with the advice of counsel, believes makes it undesirable to proceed with the consummation of the transactions contemplated hereby; provided, however, that the parties hereto shall use their best efforts
        --------  -------
to have any such order or injunction vacated; and provided further, however,
                                                  -------- -------  -------
that, in the case of a threatened action, suit or proceeding, it shall be reasonably likely that such action, suit or proceeding will have a Material Adverse Effect;

          (4)  Governmental Filings and Consents.  All governmental orders,
               ---------------------------------
approvals and consents to the transactions contemplated by this Agreement shall have been obtained and be in effect on the Closing Date (including, but not limited to, the approval of the Massachusetts Insurance Division and any approvals which may be required under the insurance laws of any jurisdiction in which the Company does business), except to the extent that the failure to obtain any such consent, individually and in the aggregate, would not have a Material Adverse Effect, and such approvals as shall have been obtained shall not impose upon the Purchaser or the Company any conditions or other requirements which would cause either thereof any material additional costs or materially interfere with the continued operations of the business of the Purchaser or the Company as currently conducted;

          (5)  Third Party Consent.  The Purchaser shall have received the third
               -------------------
party consents, approvals, authorizations or actions to the transactions contemplated by this Agreement, if any, in form and substance reasonably satisfactory to the Purchaser from the parties listed in Section 8.02(e) of the Disclosure Schedule, except to the extent that the failure, individually and in the aggregate, to obtain any such consents would not have a Material Adverse Effect; provided, however, that such exception shall not in any event apply to those consents identified with an asterisk on such Schedule 8.02(e);

          (6)  Legal Opinion.  The Purchaser shall have received from Baker &
               -------------
Daniels, counsel to the Seller, a legal opinion, addressed to the Purchaser and dated the Closing Date, reasonably satisfactory to the Purchaser;

          (7)  Delaware Legal Opinion.  The Purchaser shall have received from
               ----------------------
Richards, Layton & Finger, special Delaware counsel to the Seller, a legal opinion addressed to the Purchaser and dated the Closing Date, confirming, as of the Closing Date, in form and substance reasonably satisfactory to the Purchaser and its Delaware counsel, to the effect that no stockholder approval is necessary in connection with the execution and delivery of this Agreement, the performance of Seller's obligations hereunder and the consummation of the transactions contemplated hereby and thereby.

          (8)  Resignation of Directors and Certain Officers of the Company.
               ------------------------------------------------------------
The Purchaser shall have received the resignations, effective as of the Closing, of all the directors of the Company, the Chairman of the Board of the Company, the Secretary and Senior Vice President of the Company, and the Treasurer and Senior Vice President of the Company.

          (9)  Organizational Documents.  The Purchaser shall have received a
               ------------------------
copy of (i) the Charter of the Company, certified by the Commissioner of Insurance or other appropriate official of the Commonwealth of Massachusetts, as of a date not earlier than ten Business Days prior to the Closing Date and accompanied by a certificate of the Secretary or Assistant Secretary of the Company, dated as of the Closing Date, stating that no amendments have been made to such Charter since such date, and (ii) the By-laws of the Company, certified by the Secretary or Assistant Secretary of the Company;

          (10) Good Standing.  The Purchaser shall have received a good standing
               -------------
certificate for the Company from the Commissioner of Insurance or other appropriate official of the Commonwealth of Massachusetts, dated as of a date not earlier than fifteen Business Days prior to the Closing Date;

          (11)  No Material Adverse Effect.  Since the date of this Agreement,
                --------------------------
no event or events shall have occurred which, individually or in the aggregate, have, or are reasonably likely to have, a Material Adverse Effect;

          (12)  Incumbency Certificate.  The Purchaser shall have received a
                ----------------------
certificate of the Secretary of the Seller certifying the names and signatures of the officers of the Seller authorized to sign this Agreement and any other document required to be delivered hereunder;

          (13)  Minute and Stock Books.  The Purchaser shall have received
                ----------------------
evidence reasonably satisfactory to it that the complete and correct minute books and stock certificate and transfer books (with all canceled and unused stock certificates attached) and the corporate seals of the Company are in the possession of the Person designated by the Purchaser to the Seller in writing at least two Business Days prior to the Closing;

          (14)  Subsidiaries.  All of the capital stock of USF Insurance
                ------------
Company, U Holdings, Inc. and any other Subsidiary of the Company shall have been transferred from the Company to the Seller in accordance with Section 5.14(a) hereof;

          (15)  Release of Pledge.  The Pledge of the Shares pursuant to the
                -----------------
Credit Agreement shall have been released in accordance with Section 5.14(b) hereof and the Purchaser shall have received evidence reasonably satisfactory to it that such pledge has been released (such evidence to include, without limitation, a release and termination agreement duly executed by Fleet National
Bank);

          (16)  Proceeding.  All proceedings, corporate or otherwise, taken by
                ----------
the Seller in connection with the transactions contemplated hereby and all instruments and documents incident thereto shall be reasonably satisfactory in form and substance to the Purchaser and its counsel;

          (17)  Costa Mesa Occupancy Agreement.  The Seller shall have executed
                ------------------------------
and delivered to the Purchaser or the Company, as the case may be, the Costa Mesa Occupancy Agreement;

          (18)  Consent of First Chicago.  First Chicago shall have approved (i)
                ------------------------
the form and substance of, and the execution and delivery of, the Closing Note and (ii) the delivery of security with respect to the Closing Note as contemplated by Section 2.04(d); and

          (19)  Escrow Agreement.  The Purchaser and the Seller shall have
                ----------------
agreed upon the form, terms and provisions of the escrow agreement as required by Section 2.04(d) hereof.

          (20) Software Licenses. Seller shall have fulfilled its obligations
               ------------------
under Section 5.20 respecting the Software Licenses.



                                INDEMNIFICATION

          SECTION 1.81. Survival. The representations, warranties, covenants
                        --------
and agreements of the parties hereto contained herein shall survive the Closing and shall remain in full force and effect, regardless of any investigation made by or on behalf of the Seller or the Purchaser, for the period from the Closing to and including the date two years after the Closing; provided, however, that
                                                       --------  -------
the agreements and covenants which by their terms require performance after the Closing Date shall remain in full force and effect until the applicable period under the statute of limitations therefor has expired; and provided further that the survival of (x) the representations and warranties contained in the first sentence of Section 3.02, Section 3.03, Section 3.04, 3.08 and Section 3.15 and the representations and warranties contained in the first sentence of Section
4.01 and the first sentence of Section 4.02 shall be unlimited in time; (y) the representations and warranties in Section 3.25 respecting the liability of the Company for Taxes shall continue to survive until all taxable periods of the Company to and including the Closing Date shall be closed to any further assessment of Taxes and to any assessment of any penalties or interest charges in respect of any such Taxes, by receipt of a final assessment, in form and substance reasonably satisfactory to the Purchaser, from the appropriate tax authorities, or by the expiration of the applicable statute of limitations or any extension thereof by waiver or otherwise; and (z) the representations and warranties contained in Section 3.23 shall survive until the applicable period under the statute of limitation therefor has expired.

          SECTION 1.82.  Indemnification by the Purchaser.
                         --------------------------------

          (1) The Purchaser agrees, subject to the other terms and conditions of this Agreement, to indemnify the Seller and its Affiliates, and their respective officers, directors, employees, agents, heirs, successors and assigns (as used in this Section 9.02, each an "Indemnified Party") against and hold
                                        -----------------
them harmless from, and shall pay, all liabilities of and costs and damages (including any costs of investigation, reasonable attorneys' fees and expenses and other costs of defense) arising out of (i) the breach of any representation, warranty, covenant or agreement of the Purchaser herein (other than Article VI, it being understood that the sole remedy for breach thereof shall be pursuant to
Article VI) and (ii) the conduct of the Business by the Purchaser following the Closing. Anything in Section 9.01 to the contrary notwithstanding, no claim may be asserted nor may any action be commenced against the Purchaser under this
Section 9.02 for breach of any representation, warranty, covenant or agreement contained herein, unless written notice of such claim or action is received by the Purchaser describing in reasonable detail the facts and circumstances known to the Seller with respect to the subject matter of such claim or action on or prior to the date on which the representation, warranty, covenant or agreement on which such claim or action is based ceases to survive as set forth in Section 9.01, irrespective of whether the subject matter of such claim or action shall have occurred before or after such date and any claim made by the Seller under this Article IX within the aforesaid time periods shall be considered timely made even if such claim is not resolved until after the expiration of the aforesaid periods; provided, however, that a claim may be asserted and an action
                   --------  -------
may be commenced against the Purchaser for breach of the agreements and covenants which by their terms are to be performed after the Closing Date (including, without limitation, the indemnities contained herein) until the applicable period under the statute of limitations therefor has expired.

          (2) No claim may be made against the Purchaser for indemnification pursuant to this Section 9.02 with respect to any item of liability or damage relating to the breach of a representation or warranty unless the aggregate of all such liabilities and damages of the Indemnified Parties with respect to this
Section 9.02 shall exceed $500,000 and the Purchaser shall not be required to pay or be liable for the first $500,000 in aggregate amount of such liabilities and damages. No Indemnified Party shall be indemnified pursuant to this Section
9.02 with respect to any item of liability or damage if the aggregate of all liabilities and damages of the Indemnified Parties for which the Indemnified Parties have received indemnification pursuant to this Section 9.02 shall have exceeded an amount equal to the Adjusted Purchase Price.

          (3) Payments by the Purchaser pursuant to Section 9.02(a) shall be limited to the amount of any liability or damage that remains after deducting therefrom any insurance proceeds and any indemnity, contribution or other similar payment recoverable by the Indemnified Party from any third party with respect thereto; provided, however, that the reduction for insurance proceeds
                 --------  -------
shall itself be reduced by the present value of the Seller's reasonably estimated increase in insurance costs directly attributable to the claim in respect of which such insurance proceeds shall have been received for the five years following the receipt of such proceeds using a discount rate of six percent.

          (4) An Indemnified Party shall give the Purchaser prompt written notice of any claim, assertion, event or proceeding by or in respect of a third party of which an Indemnified Party has knowledge concerning any liability or damage as to which an Indemnified Party may request indemnification hereunder. Failure to give such notice shall not waive any right to indemnification on the part of the Indemnified Party or Parties who fail to give such notice, except only to the extent of any damage or loss actually suffered by the Purchaser by reason of the delay in receiving such notice. The Purchaser shall have the right to direct, through counsel of its own choosing, provided such counsel is reasonably satisfactory to the Indemnified Party, the defense or settlement of any such claim or proceeding at its own expense, provided that the Purchaser vigorously and diligently pursues such defense in good faith and keeps the Indemnified Party and its attorneys reasonably informed as to the progress of the defense and any proposed settlement. If the Purchaser elects to assume the defense of any such claim or proceeding, the Indemnified Party may participate in such defense, but in such case the expenses of the Indemnified Party shall be paid by the Indemnified Party. The Indemnified Party shall provide the Purchaser with access to such Indemnified Party's records and personnel relating to any such claim, assertion, event or proceeding during normal business hours and shall otherwise cooperate with the Purchaser in the defense or settlement thereof, and the Purchaser shall reimburse the Indemnified Party for all the reasonable out-of-pocket expenses of such Indemnified Party in connection therewith. If the Purchaser elects to direct the defense of any such claim or proceeding, the Indemnified Party shall not pay, or permit to be paid, any part of any claim or demand arising from such asserted liability, (i) unless the Purchaser consents in writing to such payment which consent shall not be unreasonably withheld, but if such consent is not given in the case of a settlement proposal, the Purchaser will post a letter of credit from a bank reasonably satisfactory to the Seller in the amount of such proposed settlement, or (ii) unless the Purchaser, subject to the last sentence of this Section 9.02(d), withdraws from the defense of such asserted liability, or (iii) unless a final judgment from which no appeal may be taken by or on behalf of the Purchaser is entered against the Indemnified Party for such liability, or (iv) unless there is a material risk if such asserted liability is not paid then an injunction or other equitable relief will be granted which will materially adversely effect the business of the Seller or there is a material risk of the seizure of any material assets of the Seller or a material risk that a lien or liens will be imposed on any such material asset. If the Purchaser shall fail to defend, or if, after commencing or undertaking any such defense, the Purchaser fails to diligently prosecute and defend or withdraws from such defense, the Indemnified Party shall have the right to undertake the defense or settlement thereof, at the Purchaser's expense. If the Indemnified Party assumes the defense of any such claim or proceeding pursuant to this Section 9.02(d) and proposes to settle such claim or proceeding prior to a final judgment thereon or to forego appeal with respect thereto, then the Indemnified Party shall give the Purchaser prompt written notice thereof and the Purchaser shall have the right to participate in the settlement or assume or reassume the defense of such claim or proceeding subject to the conditions set forth above; provided that if the Purchaser does not assume or reassume the defense within ten Business Days or any earlier time that such offer to settle expires and post a letter of credit reasonably satisfactory to the Seller in the amount of the proposed settlement, then the Indemnified Party can settle such claim in good faith without the consent of the Purchaser.

          (5) Except as set forth in this Agreement, the Closing Note and the Escrow Agreement, the Purchaser is not making any representation, warranty, covenant or agreement with respect to the matters contained herein or therein. Anything herein to the contrary notwithstanding, no breach of any representation, warranty, covenant or agreement contained herein or therein shall give rise to any right on the part of the Indemnified Party, after the consummation of the purchase and sale of the Shares contemplated by this Agreement, to rescind this Agreement or any of the transactions contemplated hereby.

          SECTION 1.83.  Indemnification by the Seller.
                         -----------------------------

          (1) The Seller agrees, subject to the other terms and conditions of this Agreement, to indemnify the Purchaser and its Affiliates and their respective officers, directors, employees, agents, heirs, successors and assigns (as used in this Section 9.03, each an "Indemnified Party") against and hold
                                        -----------------
them harmless from, and shall pay, all liabilities of and costs and damages (including any costs of investigation, reasonable attorneys' fees and expenses and other costs of defense) arising out of the breach of any representation, warranty, covenant or agreement of the Seller herein. Anything in Section 9.01 to the contrary notwithstanding, no claim may be asserted nor any action commenced against the Seller under this Section 9.03 for breach of any representation, warranty, covenant or agreement contained herein, unless written notice of such claim or action is received by the Seller describing in reasonable detail the facts and circumstances known to the Purchaser with respect to the subject matter of such claim or action on or prior to the date on which the representation, warranty, covenant or agreement on which such claim or action is based ceases to survive as set forth in Section 9.01, irrespective of whether the subject matter of such claim or action shall have occurred before or after such date; and any claim made by Purchaser under the provisions of this
Article IX within the aforesaid time periods shall be considered timely made even if such claim is not resolved until after the expiration of the aforesaid periods; provided, however, that a claim may be asserted and an action may be
         --------  -------
commenced against the Seller for breach of the agreements and covenants which by their terms are to be performed after the Closing Date (including, without limitation, the indemnities contained herein) until the applicable period under the statute of limitations therefor has expired and a claim may be asserted and an action may be separately commenced under Articles VI and VII.

          (2) No claim may be made against the Seller for indemnification pursuant to this Section 9.03 with respect to any item of liability or damage with respect to a breach of a representation or warranty or a covenant the compliance with which is outside the control of Seller, unless the aggregate of all such liabilities and damages of the Indemnified Parties with

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

respect to this Section 9.03 shall exceed $500,000, and the Seller shall not be required to pay or be liable for the first $500,000 in aggregate amount of any such liabilities and damages, but shall pay for liabilities and damages in excess of such amount subject to the following sentence; provided, however, that
                                                         --------  -------
the Seller agrees that such $500,000 exclusion shall not apply to any loss or damage suffered by the Purchaser or other Indemnified Party arising out of, based upon or resulting from any breach of any covenant which is not outside the control of the Sellers or any breach of the representations and warranties contained in the first sentence of Section 3.01, the first sentence of Section 3.02, and Sections 3.03, 3.15, 3.23 and 3.25 (collectively, the "Excluded
                                                                 --------
Claims"), all of which shall be indemnified on a dollar-for-dollar basis. No
------
Indemnified Party shall be indemnified pursuant to this Section 9.03 (other than the Excluded Claims) with respect to any item of liability or damage if the aggregate of all liabilities and damages of the Indemnified Parties for which the Indemnified Parties have received indemnification pursuant to this Section
9.03 shall have exceeded an amount equal to the Adjusted Purchase Price.

          (3) Payments by the Seller pursuant to Section 9.03(a) shall be limited to the amount of any liability or damage that remains after deducting therefrom any insurance proceeds and any indemnity, contribution or other similar payment recoverable by the Indemnified Party from any third party with respect thereto; provided, however, that the reduction for insurance proceeds
                 --------  -------
shall itself be reduced by the present value of the Purchaser's reasonably estimated increase in insurance costs directly attributable to the claim in respect of which such insurance proceeds shall have been received for the five years following the receipt of such proceeds using a discount rate of six percent.

          (4) An Indemnified Party shall give the Seller reasonably prompt written notice of any claim, assertion, event or proceeding by or in respect of a third party of which such Indemnified Party has knowledge concerning any liability or damage as to which such Indemnified Party may request indemnification hereunder. Failure to give such notice shall not waive any right to indemnification on the part of the Indemnified Party or Parties who fail to give such notice, except only to the extent of any damage or loss actually suffered by the Seller by reason of the delay in receiving such notice. The Seller shall have the right to direct, through counsel of its own choosing, provided such counsel is reasonably satisfactory to the Indemnified Party, the defense or settlement of any such claim or proceeding at its own expense, provided that the Seller vigorously and diligently pursues such defense in good faith and keeps the Indemnified Party and its attorneys reasonably informed as to the progress of the defense and any proposed settlement. If the Seller elects to assume the defense of any such claim or proceeding, the Indemnified Party may participate in such defense, but in such case the expenses of the Indemnified Party shall be paid by the Indemnified Party. The Indemnified Party shall provide the Seller with access to such Indemnified Party's records and personnel relating to any such claim, assertion, event or proceeding during normal business hours and shall otherwise cooperate with the Seller in the defense or settlement thereof, and the Seller shall reimburse the Indemnified Party for all the reasonable out-of-pocket expenses of such Indemnified Party in

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

connection therewith. If the Seller elects to direct the defense of any such claim or proceeding, the Indemnified Party shall not pay, or permit to be paid, any part of any claim or demand arising from such asserted liability (i) unless the Seller consents in writing to such payment, which consent will not be unreasonably withheld, but if such consent is not given in the case of a settlement proposal, the Seller will post a letter of credit from a bank reasonably satisfactory to the Purchaser in the amount of such proposed settlement, or (ii) unless the Seller, subject to the last sentence of this
Section 9.03(d), withdraws from the defense of such asserted liability, or (iii) unless a final judgment from which no appeal may be taken by or on behalf of the Seller is entered against the Indemnified Party for such liability or (iv) unless there is a material risk if such asserted liability is not paid that an injunction or other equitable relief will be granted which will materially adversely affect the business of the Purchaser or the Company or there is a material risk of the seizure of any material asset of the Purchaser or the Company or a material risk that a lien or liens will be imposed on any such material asset. The Seller shall have the right, in its discretion exercised in good faith and with the advice of counsel, to settle any such claim with the prior written consent of the Indemnified Party, which consent shall not be unreasonably withheld; provided that the Indemnified Party may withhold its consent to any settlement if, in its reasonable judgment, such settlement would adversely affect the conduct of the business of the Purchaser or the Company or does not include a general release to all Indemnified Parties. If the Seller shall fail to defend, or if after commencing or undertaking any such defense, fail to diligently prosecute and defend or withdraws from such defense, the Indemnified Party shall have the right to undertake the defense or settlement thereof, at the Seller's expense. If the Indemnified Party assumes the defense of any such claim or proceeding pursuant to this Section 9.03(d) and proposes to settle such claim or proceeding prior to a final judgment thereon or to forego any appeal with respect thereto, then the Indemnified Party shall give the Seller prompt written notice thereof and the Seller shall have the right to participate in the settlement or assume or reassume the defense of such claim or proceeding subject to the conditions set forth above; provided that if the Seller does not assume or reassume the defense within ten Business Days or any earlier time that such offer to settle expires and post a letter of credit from a bank reasonably satisfactory to the Purchaser in the amount of the proposed settlement, then the Indemnified Party can settle such claim in good faith without the consent of the Seller.

          (5) Except as set forth in this Agreement, the Disclosure Schedule, the Escrow Agreement, the certificates delivered pursuant to Article VII or any agreement delivered pursuant to the provisions hereof, the Seller is not making any representation, warranty, covenant or agreement with respect to the matters contained herein.

          SECTION 1.84.  Other Provisions Relating to Indemnification.  (a)
                         --------------------------------------------
Each of the parties hereby acknowledges and agrees that its sole and exclusive remedy with respect to any and all claims relating to the subject matter of this Agreement, except any claim for fraud or arising from the obligation of such party to close the transactions contemplated by this Agreement in accordance with its terms, shall be pursuant to the indemnification provisions set

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

forth in this Agreement. In furtherance of the foregoing, each of the parties hereby waives, to the fullest extent permitted under applicable law, any and all rights, claims and causes of action it may have against the other party arising under or based upon any federal, state or local statute, law, ordinance, rule or regulation (including, without limitation, any such rights, claims or causes of action arising under or based upon common law or otherwise but excluding fraud) other than such rights, claims or causes of action arising under the indemnification provisions of this Agreement.


                       TERMINATION, AMENDMENT AND WAIVER

          SECTION 1.85.  Termination. This Agreement may be terminated at any
                         -----------
time prior to the Closing:

          (1)  by the mutual written consent of the Seller and the Purchaser;

          (2) by written notice by either the Seller or the Purchaser if the Closing shall not have occurred prior to September 30, 1999; provided, however,
                                                             --------  -------
that the right to terminate this Agreement under this Section 10.01(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement shall have been the cause of, or shall have resulted in, the failure of the Closing to occur prior to such date;

          (3) by the Purchaser, if the Seller shall have breached or failed in any material respect to perform or comply with any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform or comply (A) would give rise to the failure of a condition set forth in Section 8.02, and (B) is incapable of being cured by the Seller;

          (4) by the Purchaser, if the Seller or any of its directors or officers shall take any action in breach of Section 5.08;

          (5) by the Seller, if the Purchaser shall have breached or failed in any material respect to perform or comply with any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform or comply (A) would give rise to the failure of a condition set forth in Section 8.01, and (B) is incapable of being cured by the Purchaser; or

          (6)  by the Seller in accordance with Section 5.08(b); provided that,
                                                                 --------
in order for the termination of this Agreement pursuant to this paragraph (f) to be deemed effective, the Seller shall have complied with all provisions contained in Section 5.08, including the notice

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

provisions therein, and with applicable requirements of Section 5.09, including the payment of the Termination Fee.

          (7) by the Purchaser, if Fleet National Bank shall not have delivered the Lender Commitment within the time prescribed by Section 5.14(b) hereof.

          (8) by the Seller if First Chicago has not approved the Closing Note on or before the sixtieth day after the date hereof.

          SECTION 1.86. Effect of Termination.  In the event of termination
                        ---------------------
of this Agreement as provided in Section 10.01, this Agreement shall forthwith become void and there shall be no liability on the part of any party hereto, except (a) as set forth in Sections 5.04 and 5.09 and (b) nothing herein shall relieve either party from liability for any breach hereof.

          SECTION 1.87. Waiver.  At any time prior to the Closing, either
                        ------
party hereto may (a) extend the time for the performance of any of the obligations or other acts of the other party hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto or (c) waive compliance with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party to be bound thereby.


                              GENERAL PROVISIONS

          SECTION 1.88. Notices.  All notices and other communications given
                        -------
or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of (i) the date delivered if delivered personally against written receipt or (ii) five days after mailing if mailed by registered or certified mail (postage prepaid, return receipt requested) or (iii) the date telecopied to the parties (if the appropriate answerback or telephonic confirmation) shall have been received; provided that notices after the giving
                                        -------- ----
of which there is a designated period within which to perform an act and notices of changes of address shall be effective only upon receipt. All such notices and communications shall be delivered to the following addresses or numbers (or at such other address or number for a party as shall be specified by like notice):

          (a)  if to the Seller:

               The Centris Group, Inc.
               650 Town Center Drive

               Suite 1600
               Costa Mesa, CA 92626
               Attention: General Counsel
               Telecopier: (714) 434-0750

               with a copy under separate cover to:

               Baker & Daniels
               300 N. Meridian Street
               Suite 2700
               Indianapolis, IN 46204
               Attention: Tibor D. Klopfer
               Telecopier: (317) 237-1000

          (b)  if to the Purchaser:

               Folksamerica Group
               One Liberty Plaza
               Nineteenth Floor
               New York, N.Y. 10006
               Attention: President
               Telecopier: (212) 385-3678

               with a copy under separate cover to:

               Morgan, Lewis & Bockius LLP
               101 Park Avenue
               New York, N.Y. 10178-0060
               Attention: F. Sedgwick Browne
               Telecopier: (212) 309-6273

          SECTION 1.89.  Public Announcement.  No party to this Agreement shall
                         -------------------
make any public announcements in respect of this Agreement or the transactions contemplated herein or otherwise communicate with any news media without prior notification to the other party, and the parties, subject to the requirements of applicable law, shall cooperate as to the timing and content of any such announcement. The parties agree that, except as required by applicable law, in the event this Agreement is terminated in accordance with Article X hereof, each party will keep confidential the reasons for such termination and any public announcement issued by either party following any such termination shall be limited to a statement that the parties were unable to agree on the principal terms of the transaction.

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

          SECTION 1.90.  Headings.  The headings contained in this Agreement
                         --------
are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

          SECTION 1.91.  Severability.  If any term or other provision of this
                         ------------
Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

          SECTION 1.92.  Entire Agreement.  This Agreement (including the
                         ----------------
Exhibits and Disclosure Schedule) constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, except as otherwise expressly provided herein.

          SECTION 1.93.  Assignment.  This Agreement shall not be assigned by
                         ----------
operation of law or otherwise; provided, however, that this Agreement may be
                               --------  -------
assigned, in whole or in part, by the Purchaser to its subsidiary, Folksamerica Reinsurance Company, so that Folksamerica Reinsurance Company may buy a portion or all of the Shares, without releasing the Purchaser from any of its other obligations or liabilities hereunder.

          SECTION 1.94.  No Third-Party Beneficiaries.  Except for the
                         ----------------------------
provisions of this Agreement relating to Indemnified Parties, this Agreement is for the sole benefit of and is binding upon the parties hereto and their permitted successors and assigns and nothing herein, express or implied, is intended to or shall confer upon any other person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

          SECTION 1.95.  Amendment; Waiver. This Agreement may not be amended
                         -----------------
or modified except by an instrument in writing signed by the Seller and the Purchaser. Waiver of any term or condition of this Agreement shall only be effective if in writing and shall not be construed as a waiver of any subsequent breach or waiver of the same term or condition, or a waiver of any other term or condition of this Agreement. Any failure or delay on the part of any party in exercising any power or right hereunder shall not operate as a waiver thereof, nor shall any single or partial exercise of any such right or power preclude any other or further exercise thereof or the exercise of any other right or power hereunder.

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

          SECTION 1.96.  Governing Law.  This Agreement shall be governed by,
                         -------------
and construed in accordance with, the laws of the State of New York, other than any conflict of law rules which might result in the application of the laws of any other jurisdiction.

          SECTION 1.97.  Counterparts.  This Agreement may be executed in one
                         ------------
or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

          IN WITNESS WHEREOF, the Seller and the Purchaser have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                        THE CENTRIS GROUP, INC.


                                        By _____________________________________
                                           Name:  David L. Cargile
                                           Title: Chairman, President and CEO


                                        FOLKSAMERICA HOLDING COMPANY, INC.


                                        By _____________________________________
                                           Name:  Steven E. Fass
                                           Title: President & CEO

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